Exhibit 10.28

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THIRD AMENDMENT TO OFFICE LEASE

This Third Amendment to Office Lease (the “Third Amendment”), dated June 24, 2014, is made by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), and BLACKLINE SYSTEMS, INC., a California corporation (“Tenant”).

WHEREAS,

A. Landlord, pursuant to the provisions of that certain Office Lease, dated November 22, 2010 and a certain Memorandum of Lease Term Dates and Rent dated April 21, 2011 (the “Original Memorandum”, and collectively, the “Original Lease”); as amended by a certain First Amendment to Office Lease dated August 14, 2012 (the “First Amendment”); and as further amended by a certain Second Amendment to Office Lease dated December 26, 2013, pursuant to which Tenant leased Suite 1150 (the “Second Amendment” and together with the Original Lease and the First Amendment, the “Lease”), leased to Tenant and Tenant leased from Landlord space in the property located at 21300 Victory Boulevard, Woodland Hills, California 91367 (the “Building”), commonly known as Suite 1100 and Suite 1200 (and Suites 1100 and 1200 shall be referred to herein as the “Existing Premises”);

B. Tenant wishes to expand its occupancy within the Building to include a lease of the Expansion Premises (as defined below in this Third Amendment);

C. Tenant’s short-term lease of Suite 1150 pursuant to the Second Amendment will continue after the expiration of the term of the lease of Suite 1150 on July 31, 2014 upon the terms and conditions specified in Section 2 of the Second Amendment and Section 3 below, and, notwithstanding any contrary provision in the Lease, effective as of the Eleventh Floor Expansion Premises Delivery Date (as defined below), Suite 1150 shall be deemed part of the “Eleventh Floor Expansion Premises” as defined below and shall not comprise any part of the Existing Premises; and

D. The Term of the Lease for the Existing Premises expires at midnight on December 31, 2017, which Term shall be extended as provided in this Third Amendment.

Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.	Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Third Amendment.

2.	Existing Premises; Expansion Premises. As used in this Third Amendment, the “Tenth Floor Expansion Premises” shall mean, collectively, Suites 1000, 1050 and 1070 (to be collectively designated as Suite 1000) located on the tenth (10th) floor of the Building, and the “Eleventh Floor Expansion Premises” shall mean, collectively, Suites 1150, 1180, 1185, 1190 and 1195 (all of which suites shall be collectively designated as part of Suite 1100) located on the eleventh (11th) floor of the Building. As used in this Third Amendment, the term “Expansion Premises” shall mean, collectively, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises. The Expansion Premises are depicted on Exhibit A attached hereto and made a part hereof by this reference. Upon the occurrence of the Expansion Premises Commencement Dates (as defined in Section 5 below), the defined “Premises” shall consist of the following:

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	Square Feet of Rentable Area	Square Feet of Usable Area	Tenant’s Share
Existing Premises
Suites 1100 and 1200	31,338	27,983	12.61%
Expansion Premises
Tenth Floor Expansion Premises	22,094	20,171	8.41%
Eleventh Floor Expansion Premises	13,015	10,843	4.88%
Expansion Premises Total	35,109	31,014	13.29%
Premises Total	66,447	58,997	25.90%

The Usable Area of the Expansion Premises is based on the parties’ understanding that the Tenant will remove the existing multi-tenant corridors on the tenth (10th) and eleventh (11th) floors at Tenant’s sole cost (subject to reimbursement from the Allowance and Space Planning Allowance as defined in Exhibit B attached hereto and hereby incorporated herein by this reference; and, except as otherwise stated in this Third Amendment, all references in this Third Amendment to “Exhibit B” shall mean and refer to said Exhibit B). Landlord represents and warrants that the Usable Area of the Premises has been measured by Stevenson Systems, Inc., an independent planning firm, using the 2010 ANSI/BOMA Standard set forth collectively by the American National Standards Institute and the Building Owners and Managers Association, as a guideline, and that Landlord is utilizing the load factors set forth below to compute the Rentable Area of the Premises (as the defined Premises will be comprised following the last to occur of the Tenth Floor Expansion Premises Commencement Date and the Eleventh Floor Expansion Premises Commencement Date):

	Square Feet of Rentable Area	Square Feet of Usable Area	Load Factor	Tenant’s Share
Suite 1000	22,094	20,171	9.535%	9.09%
Suite 1100	22,286	20,176	10.46%	9.09%
Suite 1200	22,067	20,147	9.53%	9.08%
Premises Total	66,447	60,494		27.26%

3.	Extension of Term for the Existing Premises; Extension of Term for Suite 1150. The Term of the Lease of the Existing Premises is hereby extended from and including January 1, 2018 and shall continue thereafter coterminous with the New Expansion Premises Term (as defined below) through the Termination Date (as defined below in Section 5.1 below).

The term of Tenant’s lease of Suite 1150 is hereby extended on a month-to-month basis commencing on August 1, 2014 and continuing through the date immediately prior to the Eleventh Floor Expansion Premises Delivery Date (as defined below) upon the same terms and conditions as are contained in the Second Amendment (except that no holdover rent shall be payable by Tenant for Suite 1150), and, as stated in the Second Amendment, the Fixed Monthly Rent payable by Tenant during such period shall be $[***] per month. Notwithstanding the foregoing or anything to the contrary herein, (a) Landlord shall have no right to terminate the lease of Suite 1150 (except in the event of Landlord’s exercise of remedies in accordance with and subject to Article 17 and Article 18 of the Original Lease); (b) Tenant may, at any time after July 31, 2014 (and prior to the Eleventh Floor Expansion Premises Delivery Date), in Tenant’s sole and absolute discretion, (i) terminate the existing lease of Suite 1150 by delivering

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written notice to Landlord at least five (5) business days prior to the termination date, and (ii) if Tenant exercises its right to terminate the lease of Suite 1150 as set forth in the foregoing clause (i), Tenant shall vacate Suite 1150 not later than the termination date set forth in Tenant’s notice and, if Tenant later elects in Tenant’s sole and absolute discretion to again lease and occupy Suite 1150 prior to the Eleventh Floor Expansion Premises Delivery Date, then Suite 1150 shall be incorporated in the Lease upon the terms existing as of the date of the date of termination under clause (i) (i.e., the terms set forth in the Second Amendment as modified by this Section 3), by delivering written notice to Landlord at least five (5) business days prior to the date Tenant elects to have Suite 1150 incorporated in the Lease hereunder upon the terms set forth in this Section 3 (without the necessity of further documentation other than the foregoing notice); and (c) upon the Eleventh Floor Expansion Premises Delivery Date, Suite 1150 will become part of the Eleventh Floor Expansion Premises.

4.	Contingency for Delivery of Expansion Premises; Anticipated Delivery Dates and New Expansion Premises Term.

4.1 Landlord has represented to Tenant, and hereby represents and warrants to Tenant, as follows (a) Each of the suites comprising the Expansion Premises is currently occupied by tenants pursuant to leases with Landlord; and (b) commencing not later than the date of mutual execution of this Third Amendment, Landlord shall, at Landlord’s sole cost and expense, use its diligent best efforts to enforce the surrender provisions of existing leases for the Expansion Premises, relocate certain existing tenants to other space in the Building and/or enter into other agreements requiring the existing tenants to vacate and surrender possession of their premises prior to the anticipated Delivery Dates (as defined in Section 4.2 below) for the Expansion Premises specified in this Section 4 all in order to timely deliver the Expansion Premises to Tenant in the condition required (in all material respects) under this Third Amendment on or before the anticipated Delivery Dates (including, without limitation, by making commercially reasonable relocation payments and concessions to tenants, and having Landlord’s contractors work overtime, if necessary). Landlord acknowledges that timing is critical to Tenant in the delivery of the Expansion Premises on or before the anticipated Delivery Dates, and Tenant would not have entered into this Third Amendment but for Landlord’s assurances that Landlord would be able to deliver to Tenant exclusive possession of the Expansion Premises, in the condition required herein (in all material respects), by the applicable anticipated Delivery Dates.

If Landlord is unable to deliver possession of the Expansion Premises to Tenant on the anticipated Delivery Dates due to the existing tenants remaining in possession in any of the suites comprising the Expansion Premises, despite Landlord’s use of its best efforts to obtain exclusive possession of all of such existing tenants’ premises as set forth above, this Third Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession except as provided in Section 4.3 below.

Landlord shall, at Landlord’s sole cost and expense and not as part of the Allowance (as defined in Exhibit B), deliver exclusive possession of the Tenth Floor Expansion Premises and Eleventh Floor Expansion Premises to Tenant in the condition described below in Section 4.2 (in all material respects) so that Tenant may commence the construction of the Improvements (as such term is defined in Exhibit B) on the respective Delivery Dates specified below. Tenant’s occupancy of the Expansion Premises from and after the Delivery Dates and prior to the Expansion Premises Commencement Dates (each such period being referred to as an “Access Period”) shall be upon all of the terms and conditions of the Lease, as amended (including required insurance coverage), except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent for the Expansion Premises, or, during Normal Business Hours, Building standard HVAC, janitorial or security services for the Expansion Premises until the respective Expansion Premises Commencement Date, provided that during each Access Period Tenant shall pay for Excess HVAC in accordance with the Lease, and any above-standard janitorial or security services voluntarily requested by Tenant. Tenant’s contractor parking and other vendor parking and, subject to reasonable advance scheduling, their use of the freight elevator(s), loading docks, hoists and other like items during each Access Period shall be free of charge in connection with work being performed in the Expansion Premises and Existing Premises (with respect to the Improvements). Landlord shall make available reasonably sufficient parking in the Building parking facility for such contractors and vendors. During each Access Period Tenant shall be subject to Landlord’s reasonable administrative control and supervision with respect to the Expansion Premises. Tenant shall be entitled to construct the Improvements in the Expansion Premises and Existing Premises in accordance with and subject to

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the terms of Exhibit B. Upon delivery, Tenant shall be entitled to possess, occupy, improve and use the entire applicable portion of the Expansion Premises as of the applicable Delivery Date and Tenant shall have no obligation to pay Fixed Monthly Rent or Additional Rent for such Expansion Premises until the applicable Expansion Premises Commencement Date for such Expansion Premises. To Landlord’s knowledge, Landlord has received no written notice in effect as of the date of this Third Amendment of any Code or other legal violations relating to the Expansion Premises or Existing Premises, or relating to the Building that would increase the cost of, or time to construct, the Improvements.

4.2 The date that Landlord grants Tenant exclusive possession of the Tenth Floor Expansion Premises, in the condition required in all material respects by this Third Amendment, shall be referred to as the “Tenth Floor Expansion Premises Delivery Date” and the date that Landlord grants Tenant exclusive possession of the Eleventh Floor Expansion Premises, in the condition required in all material respects by this Third Amendment, shall be referred to as the “Eleventh Floor Expansion Premises Delivery Date” (sometimes referred to individually as a “Delivery Date”, and collectively as the “Delivery Dates”). Each Delivery Date shall not be deemed to have occurred until the applicable Expansion Premises have been delivered to Tenant in the condition required in all material respects under this Third Amendment and Tenant has been granted exclusive possession and access to each suite comprising the applicable floor of the Expansion Premises. The anticipated date for the Tenth Floor Expansion Premises Delivery Date is September 2, 2014, and the anticipated date for the Eleventh Floor Expansion Premises Delivery Date is November 3, 2014. The actual Tenth Floor Expansion Premises Delivery Date and the actual Eleventh Floor Expansion Premises Delivery Date (and the Notice Period Expiration Date and the Early Termination Date, as each such term is defined in Section 11.4), once each is established, shall be documented in a letter prepared by Landlord and executed by Landlord and Tenant promptly after each of the Delivery Dates occurs.

Except as otherwise set forth in this Third Amendment, on each respective Delivery Date Landlord shall, at Landlord’s sole cost and expense and not as part of the Allowance (as defined in Exhibit B), deliver the Expansion Premises to Tenant, and Tenant shall accept each of the Expansion Premises, in its “as-is” condition, provided that Landlord shall deliver exclusive possession of each portion of the Expansion Premises to Tenant in accordance with the base building definition attached hereto as Exhibit C, in broom-clean condition and free of any tenancies, subject to Landlord’s obligations under the Lease and this Third Amendment, and except for any latent defects of which Tenant notifies Landlord in writing within twelve (12) months after the date of delivery of each of the Expansion Premises to Tenant, and subject to the following representations and warranties by Landlord as of each Delivery Date: (a) the Building and mechanical systems serving the Expansion Premises shall be in proper working order and repair; and (b) the Building systems serving the Expansion Premises shall provide electrical and HVAC capacity for standard office use consistent with Class A buildings in the Woodland Hills Area, provided that (i) occupancy in each floor of the Expansion Premises is, on average, no more than six and one-half (6.50) persons for every 1,000 square feet of Usable Area in the Expansion Premises, and (ii) Tenant does not use in the Expansion Premises any above-standard equipment that, in the aggregate with Tenant’s other electrical equipment in the Expansion Premises consumes above-standard levels of electricity or otherwise overloads the Building’s electrical systems or creates any safety hazards. Tenant may increase its permissible occupancy density ratio in the Expansion Premises after this Third Amendment is executed from (for each floor) six and one-half (6.50) persons per 1,000 square feet of Usable Area in the Expansion Premises to up to seven and one-half (7.50) persons per 1,000 square feet of Usable Area in the Expansion Premises, on average per floor, as long as Tenant pays for installation of additional VAV boxes, to the extent reasonably necessary as a result of such increase in density to reasonably accommodate the Building systems requirements of the increased density. In such event, Tenant shall deliver notice to Landlord and promptly thereafter Landlord and Tenant shall meet and confer to reasonably agree upon the contractor to perform the work and the plans and specifications for such work.

4.3 Failure to Deliver Expansion Premises By Date Certain.

(a) In the event the Tenth Floor Expansion Premises Delivery Date has not occurred on or before September 2, 2014 for any reason, then, without limiting the following provisions of this Section 4.3(a) or Sections 4.3(b) or 4.3(c) below, Tenant shall receive a day for day abatement of Rent due for the entire Premises (including, without limitation, the Existing Premises, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises)

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for each day after September 2, 2014 that the Tenth Floor Expansion Premises Delivery Date has not occurred; provided, however, such outside date shall be extended one (1) day for each day the Tenth Floor Expansion Premises Delivery Date has not occurred solely as a result of Delivery Force Majeure Event (defined below); provided further, however, such outside date shall not be extended more than a maximum aggregate combined total of thirty (30) days as a result of Delivery Force Majeure Event. Without limiting the foregoing, and notwithstanding anything to the contrary in this Third Amendment, in the event the Eleventh Floor Expansion Premises Delivery Date has not occurred on or before November 3, 2014 for any reason, then, without limiting the foregoing provisions of this Section 4.3(a) or Sections 4.3(b) or 4.3(c) below, Tenant shall receive a day for day abatement of Rent due for the entire Premises (including, without limitation, the Existing Premises, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises) for each day after November 3, 2014 that the Eleventh Floor Expansion Premises Delivery Date has not occurred provided, however, such outside date shall be extended one (1) day for each day the Eleventh Floor Expansion Premises Delivery Date has not occurred solely as a result of Delivery Force Majeure Event; provided further, however, such outside date shall not be extended more than a maximum aggregate combined total of thirty (30) days as a result of Delivery Force Majeure Event. Any abatement under this paragraph shall be calculated based on a Rent amount deemed to equal $4,726.95 per day (calculated as of October 2014 for the Existing Premises and as of the first month for each of the Expansion Premises lease terms) and shall immediately be applied to, and offset against, Rent next becoming due and payable under the Lease and shall continue to be applied to, and offset against, Rent due and payable under the Lease until the amount of abatement to which Tenant is entitled under this Section 4.3(a) is exhausted.

(b) Notwithstanding anything to the contrary in this Third Amendment, in the event the Tenth Floor Expansion Premises Delivery Date has not occurred on or before October 2, 2014 for any reason, then, without limiting the following provisions of this Section 4.3(b) or Sections 4.3(a) above or 4.3(c) below, Tenant shall receive abatement of Rent due for the entire Premises (including, without limitation, the Existing Premises, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises) in an amount equal to two (2) days of Rent for the entire Premises (including, without limitation, the Existing Premises, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises) for each day after October 2, 2014 that the Tenth Floor Expansion Premises Delivery Date has not occurred; provided, however, such outside date shall be extended one (1) day for each day the Tenth Floor Expansion Premises Delivery Date has not occurred solely as a result of Delivery Force Majeure Event; provided further, however, such outside date shall not be extended more than a maximum aggregate combined total of thirty (30) days as a result of Delivery Force Majeure Event. In the event the Eleventh Floor Expansion Premises Delivery Date has not occurred on or before December 3, 2014 for any reason, then, this Section 4.3(b), or Sections 4.3(a) above or 4.3(c) below, Tenant shall receive abatement of Rent due for the entire Premises (including, without limitation, the Existing Premises, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises) in an amount equal to two (2) days of Rent for the entire Premises (including, without limitation, the Existing Premises, the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises) for each day after December 3, 2014 that the Eleventh Floor Expansion Premises Delivery Date has not occurred; provided, however, such outside date shall be extended one (1) day for each day the Eleventh Floor Expansion Premises Delivery Date has not occurred solely as a result of Delivery Force Majeure Event; provided further, however, such outside date shall not be extended more than a maximum aggregate combined total of thirty (30) days as a result of Delivery Force Majeure Event. Any abatement under this paragraph shall be calculated based on a Rent amount which shall be deemed to equal $9,453.91 as two (2) days of Rent (i.e., $4,726.95 per day x 2) (calculated as of October 2014 for the Existing Premises and as of the first month for each of the Expansion Premises lease terms), and shall immediately be applied to, and offset against, Rent next becoming due and payable under the Lease and shall continue to be applied to, and offset against, Rent due and payable under the Lease until the amount of abatement to which Tenant is entitled under this Section 4.3(b) is exhausted.

(c) Notwithstanding anything to the contrary in this Third Amendment, in the event the Tenth Floor Expansion Premises Delivery Date has not occurred on or before November 2, 2014 for any reason, then, without limiting Sections 4.3(a) or 4.3(b) above, or the following provisions of this Section 4.3(c), Tenant shall have the right, in its sole and absolute discretion, to terminate the entire Lease effective at any time thereafter by delivering written notice thereof to Landlord (provided such notice to Landlord shall specify an effective termination date that is not more than one (1) year after the date Tenant first has the right to terminate the Lease under this paragraph) within ten (10) business days after such right to termination is effective in accordance with the terms hereof; provided,

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however, such outside date (i) shall be extended one (1) day for each day the Tenth Floor Expansion Premises Delivery Date has not occurred solely as a result of Delivery Force Majeure Event; and (ii)shall not be extended more than a maximum aggregate combined total of thirty (30) days as a result of Delivery Force Majeure Event. Notwithstanding the foregoing, Tenant may accelerate the termination date upon delivery of thirty (30) days prior written notice at any time after the original termination notice is delivered.

Without limiting the foregoing, in the event the Eleventh Floor Expansion Premises Delivery Date has not occurred on or before to February 3, 2015 for any reason, then, without limiting the foregoing provisions of this paragraph or Sections 4.3(a) or 4.3(b) above, Tenant shall have the right, in its sole and absolute discretion, to terminate the entire Lease effective at any time thereafter by delivering written notice thereof to Landlord (provided such notice to Landlord shall specify an effective termination date that is not more than one (1) year after the date Tenant first has the right to terminate the Lease under this paragraph) within ten (10) business days after such right to termination is effective in accordance with the terms hereof; provided, however, such outside date (I) shall be extended one (1) day for each day the Eleventh Floor Expansion Premises Delivery Date has not occurred solely as a result of Delivery Force Majeure Event; and (II) shall not be extended more than a maximum aggregate combined total of thirty (30) days as a result of Delivery Force Majeure Event. Notwithstanding the foregoing, Tenant may accelerate the termination date upon delivery of thirty (30) days prior written notice at any time after the original termination notice is delivered.

In the event Tenant exercises either of the above-referenced rights to terminate the Lease, then not later than the termination date, Tenant shall vacate the Premises and surrender legal possession thereof in the condition required under the terms of the Lease, and Tenant and Landlord shall be released from liability for any of their obligations under the Lease, except for such obligations as expressly continue after the expiration or earlier termination of the Lease (including, without limitation, any outstanding amounts of Rent owed to Landlord for the time period on and prior to the termination date). In addition, effective upon the date that Landlord receives a notice of termination pursuant to either of the rights to terminate the Lease, (1) Landlord shall have no obligation to disburse any portion of the Allowance or to remodel the lobby of the Building as specified in Section 11.7 of this Third Amendment, (2) all rights of expansion, first offer and exterior and lobby signage rights shall terminate, and (3) Tenant shall permit Landlord to show the Existing Premises to perspective tenants with reasonable prior notice. Within fifteen (15) business days after the date that Landlord receives a notice of termination pursuant to either of the rights to terminate the Lease, and unless Tenant elects to pay Rent for its occupancy of the Temporary Space as specified below in this clause (c), Tenant shall vacate the Temporary Space in the condition required under this Third Amendment (and if Tenant exercises its right to terminate the Lease after the Tenth Floor Expansion Premises have been delivered, Tenant shall return such possession to Landlord on or before the fifteenth (15th) business day after the date that Landlord receives a notice of termination unless Tenant elects to pay Rent for the Tenth Floor Expansion Premises as specified below in this clause (c)). If Tenant delivers a notice of termination pursuant to this clause (c), and elects to continue its occupancy of the Temporary Space, then commencing on the sixteenth (16th) business day after Tenant delivers the termination notice Tenant shall pay Landlord Fixed Monthly Rent for the Temporary Space at the rate of $2.00 per rentable square foot per month (pro-rated for any partial month of occupancy) through and including the date Tenant surrenders possession of the Temporary Space (which shall be not later than the termination date specified in Tenant’s notice). If Tenant delivers a notice of termination pursuant to this clause (c), and if the Tenth Floor Expansion Premises Delivery Date has occurred, and if Tenant elects to continue its occupancy of the Tenth Floor Expansion Premises, then commencing on the sixteenth (16th) business day after Tenant delivers the termination notice Tenant shall pay Landlord Fixed Monthly Rent for the Tenth Floor Expansion Premises at the rate of $2.00 per rentable square foot per month (pro-rated for any partial month of occupancy) through and including the date Tenant surrenders possession of the Tenth Floor Expansion Premises (which shall be not later than the termination date specified in Tenant’s notice).

(d) “Delivery Force Majeure Event” is defined solely as war, “acts of God” or similar catastrophes (not caused by Landlord or any of the Landlord Parties) and unreasonable delays (not caused by Landlord or any of the Landlord Parties) beyond Landlord’s reasonable control, by any governmental authorities that could not have been reasonably anticipated by Landlord (and that were not already built into the contingency in Landlord’s construction schedule). In the event of a Delivery Force Majeure Event, Landlord shall use its diligent commercially reasonable efforts to cure the Delivery Force Majeure Event in question, at Landlord, sole cost and expense, as soon as

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possible. Inability or unwillingness to perform due to financial considerations shall not be considered Delivery Force Majeure Event under any circumstances. If Landlord claims that a Delivery Force Majeure Event has occurred, Landlord shall, as a condition to receiving an extension of the outside delivery dates specified in Sections 4.3 (a), (b) and (c) above, give written notice to Tenant of the Delivery Force Majeure Event within five (5) business days after Landlord first acquiring knowledge of the Delivery Force Majeure Event specifying in reasonable detail the nature thereof and a reasonable estimate of the period that such incident will delay the applicable Delivery Date. Failure to give such notice within such 5-business day period shall nullify any extension of a Delivery Date with respect to the Delivery Force Majeure Event in question.

5.	Expansion Premises Commencement Dates and Terms; Swing Space Lease. The Tenth Floor Expansion Premises Commencement Date and the Eleventh Floor Expansion Premises Commencement Date shall be defined as set forth below in this Section 5 (sometimes referred to individually as an “Expansion Premises Commencement Date”, and collectively as the “Expansion Premises Commencement Dates”). Landlord and Tenant shall promptly execute a memorandum (the “New Expansion Premises Memorandum”) confirming the fmalized Expansion Premises Commencement Dates, and the Fixed Monthly Rent escalation and rent deferral dates as described in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 below as soon as they are determined. Tenant shall execute the New Expansion Premises Memorandum and return it to Landlord within fifteen (15) business days after receipt thereof. Failure of Tenant to timely execute and deliver the New Expansion Premises Memorandum shall constitute an acknowledgement by Tenant that the statements included in such New Expansion Premises Memorandum are true and correct, absent manifest error.

5.1 Tenth Floor Expansion Premises Commencement Date. The lease of the Tenth Floor Expansion Premises shall commence on the date that is the earlier of (a) the date Tenant occupies any material portion of the Tenth Floor Expansion Premises, and conducts material business therein during such occupancy (in a manner that would otherwise indicate that Tenant has accepted the Tenth Floor Expansion Premises) and (b) the one hundred-fiftieth (150th) day after the Tenth Floor Expansion Premises Delivery Date (the “Tenth Floor Expansion Premises Commencement Date”) and shall end, unless extended or sooner terminated as otherwise provided herein, at 11:59 p.m. local time on the last calendar day of the calendar month which occurs eight (8) years after the Initial Expansion Premises Commencement Date, as defined in Section 5.2 (the “Termination Date”). As of the Tenth Floor Expansion Premises Commencement Date, the definition of “Premises” in the Lease shall be revised to include the Existing Premises and the Tenth Floor Expansion Premises (and the Eleventh Floor Expansion Premises, if applicable) for all purposes under the Lease, and the Usable Area, Rentable Area and Tenant Share contained therein (and set forth in Section 3 above) shall be deemed to comprise the Premises. The time period beginning on the Initial Expansion Premises Commencement Date and ending on the Termination Date shall be referred to herein as the “New Expansion Premises Term”.

5.2 Eleventh Floor Expansion Premises Commencement Date. The lease of the Eleventh Floor Expansion Premises shall commence on the date that is the earlier of (a) the date Tenant occupies any material portion of the Eleventh Floor Expansion Premises and conducts material business therein during such occupancy (in a manner that would otherwise indicate that Tenant has accepted the Eleventh Floor Expansion Premises), and (b) the one hundred-fiftieth (150th) day after the Eleventh Floor Expansion Premises Delivery Date (the “Eleventh Floor Expansion Premises Commencement Date”) and shall continue thereafter coterminous with the New Expansion Premises Term and shall end, unless extended or sooner terminated as otherwise provided herein, at 11:59 p.m. local time on the Termination Date. As of the Eleventh Floor Expansion Premises Commencement Date, the definition of “Premises” in the Lease shall be revised to include the Existing Premises and the Eleventh Floor Expansion Premises (and, if applicable, the Tenth Floor Expansion Premises) for all purposes under the Lease, and the Usable Area, Rentable Area and Tenant Share contained therein (and set forth in Section 3 above) shall be deemed to comprise the Premises. The date that is the earlier to occur of the Tenth Floor Expansion Premises Commencement Date, or the Eleventh Floor Expansion Premises Commencement Date, is defined herein as the “Initial Expansion Premises Commencement Date”.

Notwithstanding anything to the contrary in this Third Amendment, each Expansion Premises Commencement Date shall be extended by the number of days on which there is any delay in the construction of the Improvements resulting from Landlord Delay (as defined below) or Force Majeure (as defined in the Lease). As used herein, a

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“Landlord Delay” shall mean any actual delay in the completion of the Improvements as a result of Landlord’s breach or material default under this Third Amendment (including, without limitation, any breach of representation or warranty); any delays relating to any of the matters specified in Section 5.3 of Exhibit B; any failure to respond to any items required to be furnished or approved by Landlord within a time period expressly set forth in this Third Amendment or the Lease (unless a deemed approval is specified, in which case no Landlord Delay shall be assessed); Landlord’s failure to allow contractors access to the Building or Premises as scheduled in advance with the Building’s property manager or Landlord’s request for material changes in the fmal Plans and Specifications after Landlord’s approval thereof (unless such request was caused by an error or omission by Tenant), provided, however, that notwithstanding the foregoing, no Landlord Delay shall be deemed to have occurred unless and until Tenant has delivered to Landlord a factually correct written notice (the “Landlord Delay Notice”), specifying the bona fide action or inaction which Tenant contends constitutes the Landlord Delay. If such action or inaction is not cured by Landlord within two (2) business days of Landlord’s receipt of such Landlord Delay Notice, then the Landlord Delay shall be deemed to have occurred as of the expiration of such two (2) business day period. A delay in construction of the Improvements due to a Tenant Delay (as defined in Exhibit B, attached to and part of the Original Lease), any Force Majeure event or a delay by any governmental authority (including but not limited to the City of Los Angeles) shall not be deemed a Landlord Delay. Any Landlord Delay Notice shall be sent to the notice address set forth in the Lease with copies to (a) to the property manager at the management office of the Building; and to (b) Douglas Emmett Management LLC, 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, Attention: Leasing Legal Department Manager.

5.3 Temporary Lease of Swing Space. Upon the mutual execution of this Third Amendment (and provided Tenant delivers evidence of insurance coverage required under the Lease and incorporating the Temporary Space within such policy), Tenant shall have the right to temporary exclusive use and possession of Suites 600, 630 and 690 in the Building comprised of a total of 10,323 rentable square feet, which shall not be included in the “Premises” square footage (collectively, the “Temporary Space”). Such temporary possession shall be upon all the same terms and conditions as are contained in the Lease for the Existing Premises (including, without limitation, with respect to utilities and services to be provided by Landlord, and the ratio for parking permits allocated and parking discounts available to Tenant), except as provided in this Section 5.3 and provided that (i) Tenant shall have no obligation to pay Fixed Monthly Rent or Additional Rent (except to the extent the definition of the term “Additional Rent” includes any services Tenant voluntary requests with respect to which the Lease provides for payment by Tenant, such as but not limited to Excess HVAC) for the Temporary Space and (ii) Tenant shall be permitted to occupy the Temporary Space for a time period commencing upon the date Tenant first occupies the Temporary Space (estimated to be one day after the mutual execution of this Third Amendment, and which Tenant may do at any time after mutual execution of this Third Amendment), until the date that is thirty (30) days after the last Expansion Premises Commencement Date (“Temporary Space Expiration Date”). If Tenant fails to timely vacate the entire Temporary Space on or before the Temporary Space Expiration Date, Tenant shall. commencing on the day immediately after the Temporary Space Expiration Date, pay Landlord for any period of occupancy thereafter Fixed Monthly Rent for the Temporary Space at the rate of $2.00 per rentable square foot per month (pro-rated for any partial month of occupancy) through and including the date Tenant surrenders possession of the Temporary Space. If Tenant fails to deliver possession of the Temporary Space to Landlord after the expiration of ninety (90) days after Temporary Space Expiration Date, then commencing on the ninety-first day (91st) day after the Temporary Space Expiration Date, the Fixed Monthly Rent for the Temporary Space shall t be increased to $2.19 per rentable square foot per month through and including the date Tenant surrenders possession of the Temporary Space. Except as set forth in this Third Amendment, Tenant shall accept the Temporary Space in its “as-is” condition, and shall maintain the Temporary Space in the condition received, ordinary wear and tear and casualty damage and acts or omissions of Landlord (or any Landlord Parties) excepted, perform any repairs required due to damage to the Premises caused by Tenant (subject to Section 19.4 of the Original Lease), and shall keep the Temporary Space neat and clean during Tenant’s occupancy thereof, at Tenant’s sole cost (and Tenant shall otherwise not have any maintenance or repair obligations with respect to the Temporary Space). Except as set forth in this Third Amendment, Landlord makes no representations or warranties regarding the Temporary Space, provided that Landlord shall deliver exclusive possession of the Temporary Space to Tenant upon mutual execution and delivery of this Third Amendment, in broom-clean condition and free of any tenancies, subject to Landlord’s obligations under the Lease and this Third Amendment, and except for any latent defects of which Tenant notifies Landlord in writing, and subject to the following representations and warranties by Landlord: (a) the Building and

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

mechanical systems serving the Temporary Space shall be in proper working order and repair; and (b) the Building systems serving the Temporary Space shall provide electrical and HVAC capacity for standard office use consistent with Class A buildings in the Woodland Hills Area, provided that (i) occupancy of the Temporary Space is, on average, no more than six and one-half (6.50) persons for every 1,000 square feet of Usable Area in the Temporary Space, and (ii) Tenant does not use in the Temporary Space any above-standard equipment that, in the aggregate with Tenant’s other electrical equipment in the Temporary Space consumes above-standard levels of electricity or otherwise overloads the Building’s electrical systems or creates any safety hazards. Tenant may increase its permissible occupancy density ratio in the Temporary Space after this Third Amendment is executed from six and one-half (6.50) per 1,000 square feet of Usable Area in the Temporary Space to up to seven and one-half (7.50) persons per 1,000 square feet of Usable Area in the Temporary Space, as long as Tenant pays for installation of additional VAV boxes, to the extent reasonably necessary as a result of such increase to reasonably accommodate the Building systems requirements of the increased density. In such event, Tenant shall deliver notice to Landlord and promptly thereafter Landlord and Tenant shall meet and confer to reasonably agree upon the contractor to perform the work and the plans and specifications for such work. Tenant may perform minor improvements in the Temporary Space at Tenant’s sole cost and expense (including, without limitation, the demolition work shown on Exhibit C attached hereto and made a part hereof), provided that the plans for such work (other than for the demolition of the walls depicted on Exhibit C) shall be subject to Landlord’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The reference in Exhibit C to preserving the doors shall mean that Landlord shall, at Landlord’s sole cost and expense, be responsible for the removal and storage of such doors. It shall be reasonable for Landlord to object to any improvements that will leave the Temporary Space in a condition that Landlord reasonably determines is not marketable unless Tenant agrees to restore the Temporary Space in accordance with plans reasonably approved by Landlord and repair any damage caused thereby, at Tenant’s sole cost (subject to Section 19.4 of the Original Lease); provided, however, notwithstanding the foregoing or anything to the contrary in the Lease, Tenant shall have the right, and Landlord hereby approves Tenant’s plan to demolish any or all of the walls marked for demolition in the Temporary Space as depicted on Exhibit C attached hereto, and shall not have any obligation to restore any such demolished walls or other items relating thereto. Tenant shall surrender the Temporary Space to Landlord in broom-clean condition, free of debris and trash and any of Tenant’s personal property, furniture, fixtures and equipment that, with respect to new improvements, do not otherwise become a part of the Real Property, pursuant to the provisions contained in Section 7.2 of the Original Lease, and Tenant shall not otherwise have any restoration obligations with respect to the Temporary Space; provided, however, notwithstanding the foregoing, Tenant may leave, and shall not be obligated to remove from the Temporary Space, any and all cabling and wiring (including, without limitation, cabling and wiring installed by Tenant). In addition, subject to Section 19.4 of the Original Lease, upon surrender of the Temporary Space Tenant shall repair any damage caused by Tenant, at Tenant’s sole cost and expense.

6.	Fixed Monthly Rent; Fixed Monthly Rent Deferral

6.1 Existing Premises Fixed Monthly Rent.

The Fixed Monthly Rent for the Existing Premises for time period through December 31, 2017 shall be as set forth in the Lease. For the avoidance of doubt, Tenant did not exercise its right to an advance by Landlord of up to $7.50 per square foot of Usable Area as “Excess Improvements” (as defined in Exhibit B to the Original Lease) and as a result there is not, and shall not be, any Amortization Rent payable under Section 3.1(c) of the Original Lease or otherwise.

Thereafter, and notwithstanding anything to the contrary in the Lease commencing on January 1, 2018, Tenant shall pay Fixed Monthly Rent as and when required under the Lease for the Existing Premises as follows:

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Period	Fixed Monthly Rent

January 1, 2018 through December 31, 2018	$[***]

January 1, 2019 through December 31, 2019	$[***]

January 1, 2020 through December 31, 2020	$[***]

January 1, 2021 through December 31, 2021	$[***]

January 1, 2022 through the Termination Date	$[***]

6.2 Existing Premises Rent Deferral. Notwithstanding the foregoing, Tenant shall be permitted to defer [***] of the Fixed Monthly Rent due for the Existing Premises in each of the following months: January 2018, February 2018, January 2019, February 2019, January 2020, February 2020, January 2021, February 2021, and March 2021 (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Landlord has not terminated the Lease prior to its then scheduled expiration date in accordance with the terms and conditions of the Lease as a result of a material default of Tenant under the Lease beyond all applicable notice and cure periods, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Landlord has terminated the Lease prior to its then scheduled expiration date in accordance with the terms and conditions of the Lease as a result of a material default of Tenant under the Lease beyond all applicable notice and cure periods, then (a) Tenant shall pay to Landlord upon demand the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent.

6.3 Tenth Floor Expansion Premises Fixed Monthly Rent. Tenant shall pay as and when required under the Lease Fixed Monthly Rent for the Tenth Floor Expansion Premises as follows:

Period	Fixed Monthly Rent

Commencing on the Tenth Floor Expansion Premises Commencement Date and continuing through the last calendar day of the twelfth (12th) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the thirteenth (13th) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the last day of the twenty-fourth (24th) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (0) day of the twenty-fifth (25th) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the last day of the thirty-sixth (36th) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (15t) day of the thirty-seventh (37) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the last day of the forty-eighth (48th) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Commencing on the first (1st) day of the forty-ninth (49°) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the last day of the sixtieth (60th) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the sixty-first (60) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the last day of the seventy-second (72’1) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the seventy-third (73”1) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the last day of the eighty-fourth (84th) month after the Tenth Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the eighty-fifth (85th) month after the Tenth Floor Expansion Premises Commencement Date and continuing through the Termination Date	$[***]

6.4 Eleventh Floor Expansion Premises Fixed Monthly Rent. Tenant shall pay as and when required under the Lease Fixed Monthly Rent for the Eleventh Floor Expansion Premises as follows:

Period	Fixed Monthly Rent
Commencing on the Eleventh Floor Expansion Premises Commencement Date and continuing through the last calendar day of the twelfth (12th) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the thirteenth (13th) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the last day of the twenty-fourth (24th) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the twenty-fifth (25th) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the last day of the thirty-sixth (36th) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the thirty-seventh (37’) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the last day of the forty-eighth (48th) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the forty-ninth (49th) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the last day of the sixtieth (60th) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Commencing on the first (1st) day of the sixty-first (61st) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the last day of the seventy-second (72nd) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the seventy-third (73rd) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the last day of the eighty-fourth (84th) month after the Eleventh Floor Expansion Premises Commencement Date	$[***]

Commencing on the first (1st) day of the eighty-fifth (85th) month after the Eleventh Floor Expansion Premises Commencement Date and continuing through the Termination Date	$[***]

6.5 Expansion Premises Rent Deferral. Notwithstanding the foregoing, Tenant shall be permitted to defer [***] of the Fixed Monthly Rent due for each of the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises in each of the following months (with the months correlating to the rent schedule sent forth in Section 6.3 for the Tenth Floor Expansion Premises and correlating to the rent schedule set forth in Section 6.4 for the Eleventh Floor Expansion Premises): second (2nd), third (3rd), fourth (4th) fifth (5th), thirteenth (13th), fourteenth (14th), twenty-fourth (24th), twenty-fifth (25th), twenty-sixth (26th), twenty-seventh (27th) thirty-seventh (37th), thirty-eighth (38th), forty-ninth (49th), fiftieth (50th), sixty-first (61st) and sixty-second (62nd) months (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Landlord has not terminated the Lease prior to its then scheduled expiration date in accordance with the terms and conditions of the Lease as a result of a material default of Tenant under the Lease beyond all applicable notice and cure periods, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Landlord has terminated the Lease prior to its then scheduled expiration date in accordance with the terms and conditions of the Lease as a result of a material default of Tenant under the Lease beyond all applicable notice and cure periods, then (a) Tenant shall pay to Landlord upon demand the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent.

Concurrent with Tenant’s execution and delivery to Landlord of this Third Amendment, Tenant shall pay to Landlord the Fixed Monthly Rent due for the Expansion Premises alone for the first month of the lease of each of the Tenth Floor Expansion Premises and the Eleventh Floor Expansion Premises (i.e., a total of $[***]).

7.	Credit Enhancements.

7.1 Modification to Security Deposit. Landlord acknowledges that it currently holds the sum of $[***]as a Security Deposit under the Lease, which amount Landlord shall continue to hold through the New Expansion Premises Term, in accordance with the terms and conditions of the Lease, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Third Amendment, Tenant shall tender to Landlord the sum of $[***], which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, through the New Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $[***]as a Security Deposit on behalf of Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Lease Article 18 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party (as defined in the Lease).

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

7.2 Modifications to the Letter of Credit. Landlord is the beneficiary under a certain Irrevocable Standby Letter of Credit No ### dated January 13, 2011 issued by Silicon Valley Bank (the “Letter of Credit”) in the principal amount of $[***] (the “LC Amount”). The Letter of Credit was issued in connection with Article 27 of the Original Lease as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease. Article 27 of the Original Lease provides, among other things, that the LC Amount shall be reduced on certain dates and in certain amounts as more particularly set forth in the last grammatical paragraph of Article 27. The final date of expiry of the Letter of Credit is December 15, 2017. Landlord and Tenant hereby agree that the terms of Article 27 of the Original Lease are hereby amended as follows:

(a) The final date of expiry of the Letter of Credit shall be sixty (60) days after the Termination Date as defined above in this Third Amendment (“New Letter of Credit Expiration Date”); and

(b) The LC Amount shall remain the LC Amount without reduction through the New Letter of Credit Expiration Date, and the last grammatical paragraph of Article 27 of the Original Lease is hereby deleted in its entirety and shall be of no force or effect.

On or before July 31, 2014, Tenant shall deliver to Landlord, a replacement Letter of Credit or amendment to the Letter of Credit which incorporates the changes set forth above in clauses (a) and (b).

8.	Proposition 13. Notwithstanding any other provision of the Lease, if at any time commencing on the Initial Expansion Premises Commencement Date and expiring on the last calendar day of the sixtieth (60”) full calendar month thereafter (“Protection Period”), any sale, transfer or change in ownership of, or construction relating to, the Building or Project, or any portion thereof or any interest therein, is consummated and, solely as a result of such sale, transfer or change in ownership, or construction, all or part of the Building or Project is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority under the terms of Proposition 13, the terms of this Section 8 shall apply. In the event Proposition 13 is repealed or modified, the provisions of this Section 8 shall be applied as if no such repeal or modification was effective.

8.1 Tax Increase. For purposes of the Lease, as amended hereby, the term “Tax Expenses” shall mean collectively, all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments paid during a calendar year (or portion thereof or any interest therein) upon or with respect to the Building and the personal property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 of the Original Lease for which Tenant or other tenants in the Building or Project are liable), and Appeal Fees (as defined in Article 4 of the Original Lease) but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant. For purposes of the Lease, “Tax Increase” shall mean that portion of Tax Expenses, as calculated immediately following any such Reassessment that is attributable solely to the Reassessment, and all increases relating to such portion (including, without limitation, annual statutory increases). Accordingly, a Tax Increase shall not include any portion of Tax Expenses as calculated immediately following the Reassessment that is attributable to:

(i) any assessment immediately prior to the Reassessment of the value of the Real Property, Building, the base Building, or the tenant improvements located in the Building; or

(ii) assessments pending immediately before the Reassessment that were conducted during, and to the extent included in, that Reassessment; or

(iii) except with respect to the Tax Increase, as set forth above, the annual inflationary increase in real estate taxes permitted under California law but not in excess of two percent (2%) per annum; or.

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(iv) any real property taxes and assessments incurred solely during the Expansion Premises Base Year (as defined below) which are included in the calculation of Tax Expenses for the Expansion Premises Base Year, it being understood that all reassessments with respect to transactions occurring during (and prior) to the Expansion Premises Base Year or Existing Premises Base Year, as applicable, will be included as part of Tax Expenses for the Expansion Premises Base Year or Existing Premises Base Year, as applicable.

(a) During the first two (2) years of the Protection Period, Tenant shall not be obligated to pay any portion the Tax Increase allocable to any Reassessment (or any increases based on such portion);

(b) During the third year of the Protection Period Tenant shall only be obligated to pay twenty-five percent (25%) of the Tax Increase allocable to any Reassessment that would otherwise be included in Operating Expenses (or any increases based on such portion);

(c) During the fourth year of the Protection Period Tenant shall only be obligated to pay fifty percent (50%) of the Tax Increase allocable to any Reassessment that would otherwise be included in Operating Expenses (or any increases based on such portion);

(d) During the fifth year of the Protection Period Tenant shall only be obligated to pay seventy-five percent (75%) of the Tax Increase allocable to any Reassessment that would otherwise be included in Operating Expenses (or any increases based on such portion);

After the expiration of the Protection Period and thereafter through the New Expansion Premises Term, the 100% of any Tax Increase allocable to any Reassessment shall be included as part of Tax Expenses, and this Section 8 shall have no force or effect.

The amount of Tax Expenses which Tenant is not obligated to pay and will not be obligated to pay during the initial Lease Term in connection with any such Reassessment shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.” If the occurrence of any such Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each year during the Protection Period commencing with the year in which such Reassessment will occur, then upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the Reassessment, at any time during the initial Lease Term, by paying to Tenant an amount equal to the Proposition 13 Purchase Price (as defined below), provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the initial Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year in the initial Term (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right to purchase, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the protection provisions of this Section 8 shall not apply to any Tax Increase attributable to the Reassessment. Landlord acknowledges and agrees that where Landlord is required to reasonably estimate the Proposition 13 Purchase Price amount in order to exercise its repurchase right hereunder, and such price is deemed to be estimated because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price it shall within a commercially reasonable time period account to Tenant for the balance of the Proposition 13 Purchase Price due Tenant as a Rent credit, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of such overestimation. If Tenant provides notice to Landlord that Tenant disputes the Proposition 13 Purchase Price offered Tenant by Landlord prior to any such Reassessment the Landlord agrees to place the amount that is disputed between the parties (with the undisputed amount being paid to Tenant) into an interest bearing escrow account in joint names until such

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Reassessment takes place and all Proposition 13 Purchase Price amount can be correctly calculated to the satisfaction of the parties and adjustments made to the amount to be paid to Tenant, including the release of moneys held in escrow. Where the Landlord has a signed tri-party agreement with the purchaser or transferee from the Landlord and Tenant entered into prior to any transfer, sale or change of ownership of the Building or Project that will trigger Reassessment and the parties have agreed to provide Tenant any portion of the Proposition 13 Purchase Price underpaid by Landlord as a credit against the next rent due until the same has been fully exhausted then at Tenant’s election such underpayment may be recovered during the Term by way of rent credit. If in anticipation of the transfer, sale or change of ownership of the Building or Project the Landlord has paid Tenant the Proposition 13 Purchase Price and following such payment Tenant is notified in writing by Landlord that the transfer, sale or change of ownership of the Building or Project has been aborted and will not proceed then Tenant shall, following reasonably enquiry to confirm no such transfer, sale or change of ownership has taken place, upon Tenant’s receipt of reasonable evidence thereof, return the Proposition 13 Purchase Price to Landlord within a reasonable period of time after receipt of written notice demanding such reimbursement, less amounts overpaid as Tax Expenses due to the transaction in question, and less Tenant’s costs and expenses incurred in connection with the transaction in question.

9.	Proposition 8. Notwithstanding anything to the contrary set forth in the Lease, the amount of Tax Expenses for the Expansion Premises Base Year and the Existing Premises Base Year, as applicable, shall each be calculated without taking into account any decreases in taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the applicable Base Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses for each of the Expansion Premises Base Year and the Existing Premises Base Year, as applicable, under the Lease; provided that (a) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Tax Expenses for purposes of the Lease (and shall be at Landlord’s sole cost and expense), and (b) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall otherwise be the sole property of Landlord. Landlord and Tenant acknowledge that this paragraph is not intended to in any way affect (i) the inclusion in Tax Expenses of the statutory annual increase in Tax Expenses (currently 2% per annum), or (ii) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms and conditions of Section 8).

10.	Parking Permits; Parking Discounts.

10.1 Expansion Premises. Notwithstanding any contrary provision in the Lease, as amended, throughout the New Expansion Premises Term, with respect to the Expansion Premises, Tenant shall have the right but not the obligation to purchase up to five (5) parking permits per one thousand (1,000) square feet of Rentable Area in the Expansion Premises (which equates to 176 permits), of which twelve (12) permits shall be, at Tenant’s sole option, for reserved parking stalls on the “G” (ground) level accessed at the Canoga Avenue entrance, or the “Bl” level (i.e., the 1st underground level) as designated by Tenant. Tenant’s reserved spaces under the Lease (including, without limitation, with respect to the Existing Premises) shall be non-tandem and located on such “G” level and “Bl” level, and, to the extent available in the Building parking facility, shall be non-compact (i.e., full-sized) spaces on such “G” level and “Bl” level, or any other level in the Building parking facility mutually agreed upon between Landlord and Tenant. Subject to availability, Landlord shall allow Tenant to relocate any of its reserved spaces to other available spaces in the Building parking facility. Except for the discount specified in Section 10.3 below, and notwithstanding any contrary provision of the Lease, Tenant’s parking permits shall allow Tenant to park in the Building parking facility at the posted monthly parking rates and charges then in effect, including any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion, subject to the last sentence of this paragraph. The parking permit rates in effect as of the date of this Third Amendment are as follows: $93.00 per month per single unreserved permit (including City of Los Angeles taxes), and $148.00 per month per single reserved permit (including City of Los Angeles taxes). Landlord agrees that the parking permit rates at the Building shall remain comparable to the rates being charged at comparable Class A buildings in the Warner Center area.

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10.2 Existing Premises. The terms governing Tenant’s parking rights and obligations with respect to the Existing Premises as set forth in the Lease shall remain without modification through December 31, 2017 (except as set forth above in Section 10.1). Beginning on January 1, 2018 and continuing throughout the remainder of the New Expansion Premises Term, with respect to the Existing Premises, Tenant shall have the right but not the obligation to purchase up to the same number and type of permits currently permitted to be purchased for the Existing Premises (which is 150 unreserved permits and 7 reserved permits) provided that except for the discount specified below in Section 10.3, and notwithstanding any contrary provision of the Lease, effective January 1, 2018, Tenant’s parking permits shall allow Tenant to park in the Building parking facility at the posted monthly parking rates and charges then in effect, including any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion, subject to the last sentence of Section 10.1 above.

10.3 Discounts. With respect to the parking permits and validations purchased for the Expansion Premises, commencing on the Initial Expansion Premises Commencement Date and continuing throughout the New Expansion Premises Term Tenant shall receive a fifty percent (50%) discount on all permits and validations purchased pursuant to the Lease (so long as such visitor validations are purchased by Tenant on a bulk basis in increments of $500.00). With respect to the parking permits and validations purchased for the Existing Premises, commencing on January 1, 2018 and continuing throughout the New Expansion Premises Term Tenant shall receive a fifty percent (50%) discount on all permits and validations purchased pursuant to the Lease (so long as such visitor validations are purchased by Tenant on a bulk basis in increments of $500.00), provided that all other parking discounts for the Existing Premises (whether for permits or validations) shall expire at 11:59 p.m. local time on December 31, 2017.

Except as modified herein, Tenant’s parking rights and obligations shall be as set forth in Article 21 of the Lease, and Tenant’s parking rights with respect to the Existing Premises shall not be reduced in any manner (subject to the change in discount rates set forth herein).

11.	Miscellaneous Amendments. The Lease is hereby amended as set forth in this Section 11 (all Section and Article references shall be references to the Original Lease unless specified otherwise).

11.1 Option to Extend Term. The Option (as defined in Section 23.1 of the Original Lease) to extend the Lease Term set forth in Article 23 and amended in Section 9.1 of the First Amendment is hereby amended to (a) include the Existing Premises and the Expansion Premises; (b) change the reference to the Termination Date to the Termination Date as defined in this Third Amendment; and (c) allow Tenant to exercise the Option with respect to any one or more full floors. Furthermore, Section 23.5 of the Original Lease is hereby deleted in its entirety, and, notwithstanding any other provision of the Lease, the Option may be exercised by Tenant or any Affiliate assignee or any other permitted assignee.

11.2 Right of First Offer. The “Right of First Offer” shall mean the right of first offer set forth in Sections 24.1, 24.2 and 24.3 of the Original Lease, as amended by Section 9.2 of the First Amendment. The Right of First Offer shall remain in full force and effect except as amended as follows:

(a) Section 24.1a) of the Original Lease is hereby deleted in its entirety and Landlord and Tenant agree that the right of first offer shall be subject and subordinate only to the following written rights, in their form and content existing as of the date of this Third Amendment, granted to other tenants in the Building prior to the date hereof (collectively, the “Superior Rights”): Aris Mortgage Company, LLC (“Aris”), Suite 900: a right to expand and a right of first refusal for the remaining portion of the 9th floor (both rights expire on November 30, 2014); and Landlord agrees not to grant Aris any extension of its expansion right or its right of first refusal and, notwithstanding anything to the contrary in the Lease, after November 30, 2014, Tenant’s right of first offer shall not be subject or subordinate to any rights of Aris; Liberty Mutual Insurance Company, Suite 800: a right of first refusal on any contiguous space on the 8th floor; Western Pacific Housing, Suite 700: a right of first negotiation to any space on the 7th floor; Carlson Wagonlit, Suite 500: a right of first offer to any contiguous space on the 5th floor; and Tobin Lucks, Suites 300, 200 and 460: a right of first refusal on any space on 4th or 5th floors. Notwithstanding anything to the contrary herein, (i) Landlord shall not expand or extend or otherwise modify in a manner adverse to Tenant any Superior Rights, and (ii) Landlord shall not renew or extend (or allow the renewal or extension), whether pursuant to the lease agreement with Aris or otherwise, the initial term of the Aris Extension (as defined in Section 11.3 below), or the initial term of any other tenant or occupant of any space currently leased

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by Aris, unless Landlord first allows Tenant the opportunity to lease such space pursuant to its right of first offer hereunder and its right of first refusal under the Lease. Landlord represents and warrants to Tenant that the Superior Rights (in their form and content existing as of the date of this Third Amendment) are the sole and exclusive rights that are superior to Tenant’s right of first offer. Additionally, at such time as Landlord delivers a notice to Tenant regarding the potential lease of any of the Expansion Premises under Section 24.1, Landlord shall be deemed to have represented and warranted to Tenant that the rights of all holders of Superior Rights are no longer in effect with respect to the Expansion Premises in question and the particular transaction in question.

(b) The “Expansion Premises” as defined in Section 24.1 shall mean, solely for purposes of the right of first offer and not with respect to the right of first refusal, any demised office space in the Building that is equal to or greater than 5,000 rentable square feet.

(c) Notwithstanding anything to the contrary in the Lease, the Right of First Offer shall remain effective as of the date this Third Amendment is mutually executed and shall continue in effect through the expiration of the New Expansion Premises Term (as may be extended), and the Right of First Offer shall be a continuing right and shall not expire or terminate during the New Expansion Premises Term (as may be extended).

Notwithstanding anything in the Lease or this Third Amendment, (i) the Right of First Offer may be exercised by Tenant or any Affiliate assignee, or any other permitted assignee, (ii) Tenant’s exercise of its Right of First Offer and/or Right of First Refusal shall not affect Tenant’s right to exercise its Termination Option in the Lease; and (iii) the terms of Section 24.5 of the Original Lease shall remain in full force and effect (subject to Landlord’s obligations under this Third Amendment).

11.3 Right of First Refusal. The “Right of First Refusal” shall mean the right of first refusal set forth in Section 24.4 of the Original Lease, as amended by Section 9.2 of the First Amendment. Notwithstanding any contrary provision of the Lease, the Right of First Refusal shall apply solely to any demised space on the ninth (9th) floor of the Building that is vacant and available to lease to third parties (or Landlord has knowledge that such space will be available in the reasonably near future). Landlord and Tenant agree that, until November 30, 2014, the right of first refusal shall be subject and subordinate only to a right of expansion and a right of first refusal for the remaining portion of the 9th floor (both of which rights expire on November 30, 2014) granted to Aris. Notwithstanding the foregoing, in the event Landlord enters into an extension of the term of the Aris lease commencing on December 1, 2014 (which may be for any time period and may or may not include a lease of all or a portion of the remaining unoccupied 9th floor of the Building, in Landlord’s sole and absolute discretion (the “Aris Extension”); provided, however, if Aris or any other tenant leases less than the entire 9th floor, then if Tenant leases any space on the 9th floor pursuant to its right of first offer or right of first refusal under the Lease, Landlord shall, at its sole cost and expense, and not as part of Operating Expenses, construct a Building standard multi-tenant corridor on the 9th floor in accordance with Landlord’s plans and specifications in accordance with a construction schedule consistent with the delivery of the applicable ninth (9th) floor space to Tenant. Landlord agrees not to grant Aris any extension of its expansion right or its right of first refusal and, notwithstanding anything to the contrary in the Lease, on and after November 30, 2014, Tenant’s right of first refusal shall not be subject or subordinate to the rights of Aris or any other tenant. Notwithstanding anything to the contrary in the Lease, the Right of First Refusal Period shall mean the time period commencing on the date this Third Amendment is mutually executed and ending upon the expiration of the New Expansion Premises Term (as may be extended), and the Right of First Refusal shall be a continuing right and shall not expire or terminate during the New Expansion Premises Term (as may be extended). Landlord represents and warrants to Tenant that the rights of Aris (as set forth above) are the sole and exclusive rights that are superior to Tenant’s right of first refusal, and that the rights of Aris unconditionally expire and terminate on November 30, 2014. Additionally, without limiting the foregoing, at such time as Landlord delivers a notice to Tenant regarding the potential lease of any of the Expansion Premises under Section 24.4 of the Original Lease, Landlord shall be deemed to have represented and warranted to Tenant that the rights of Aris are no longer in effect with respect to the Expansion Premises in question and particular transaction in question.

Notwithstanding anything to the contrary in the Lease, the Right of First Refusal may be exercised by Tenant or any Affiliate assignee or any other permitted assignee.

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11.4 Termination Option. The “Termination Option” shall mean the option granted to Tenant to terminate the Lease early as set forth in Article 25 of the Original Lease and as amended by Section 9.3 of the First Amendment. The Termination Option shall remain in full force and effect and shall include the Expansion Premises, except that such Termination Option is hereby amended as follows: (a) the “Early Termination Date” shall mean 11:59 p.m. Los Angeles time on the last calendar day of the sixtieth (60th) month after the Initial Expansion Premises Commencement Date; (b) the “Notice Period Expiration Date”, shall mean the date that is the last calendar day of the fifty-first (51’) month after the Initial Expansion Premises Commencement Date; (c) the termination compensation shall be (i) any lease commission and the Allowance disbursed by Landlord in connection with this Third Amendment (and not in connection with the Original Lease or any prior amendment) or any expansion amendment between Landlord and Tenant executed after the date hereof (unless otherwise stated in any such amendment), which shall be amortized over the eight (8) year period commencing on the Initial Expansion Premises Commencement Date and ending on the Termination Date on a straight line basis at an interest rate of eight percent (8%) per annum as of the Early Termination Date, and (d) Section 25.4 as restated in its entirety in Section 9.3 of the First Amendment is hereby deleted and replaced with the following, which shall be fully incorporated in the Lease as if set forth therein. “Section 25.4. Expiration of Option to Terminate Early. Provided that Tenant has not already delivered the Termination Notice specified hereinabove, then, effective on the first calendar day of the fifty-second (52nd) calendar month after the Initial Expansion Premises Commencement Date, the provisions of this Article 25 shall be deemed null, void and of no further force or effect.” Notwithstanding anything in the Lease or this Third Amendment, the Termination Option may be exercised by Tenant or any Affiliate assignee or any other permitted assignee.

11.5 SNDA. Tenant and Bank of America, NA, as Administrative Agent, are parties to a Subordination, Non-Disturbance and Attornment Agreement dated March , 2013 (“Bank of America SNDA”). Landlord shall use its most diligent efforts to deliver Lender’s written consent to this Third Amendment in order to comply with Section 4(i) of the Bank of America SNDA within thirty (30) days after this Third Amendment is executed and delivered by the parties, which written consent shall include a written statement that the terms and provisions of the Bank of America SNDA cover the entire Premises, including the Expansion Premises (or in lieu of such written statement, Landlord shall use its most diligent efforts to cause Lender to execute and record an amended and restated Bank of America SNDA that covers the entire Premises, including the Expansion Premises). Upon Landlord’s execution of this Third Amendment, Landlord shall be deemed to represent and warrant to Tenant that Landlord has obtained any and all necessary consents for the execution of this Third Amendment, and all necessary consents relating to Landlord’s existing loan related to the Bank of America SNDA (which Landlord represents and warrants is the only loan encumbering the Building as of the date hereof) have been obtained.

11.6 ADA Compliance. Landlord’s representations, warranties and covenants under Section 20.25 of the Original Lease are hereby ratified, and re-made as of the date hereof with respect to both the Existing Premises (excluding any Tenant Change in the Existing Premises with respect to which Landlord’s approval was not given but was required under the Lease) and the Expansion Premises (except for Tenant’s obligation to cause the restrooms in the Premises to comply with Code to the extent set forth in Section 5.1 of Exhibit B).

11.7 Directory Signage: Lobby Identity Signage: Monument Signage Modification: Building-Top Signage Modification. Tenant may, in its sole discretion, install building standard signage per a building standard location at the entrances of the Expansion Premises at Tenant’s sole cost and expense, payable by Landlord to Tenant within thirty (30) days after Landlord’s receipt of written invoice. If required by applicable law (such as, without limitation, any fire codes or regulation), or otherwise desired by Landlord, Landlord shall, at Landlord’s sole cost and expense, install building standard signage per a building standard location at the entrances of the Expansion Premises. Tenant, in its sole and absolute discretion, may elect to have its names grouped in one location of the directory board, at Landlord’s sole cost and expense, in any area reasonably designated by the Landlord in addition to having such names individually listed alphabetically per one line per 1,000 rentable square feet in the Expansion Premises not to exceed twenty (20) lines, subject to space availability.

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In addition to all other lobby directory signage, Tenant shall have the right to install lobby identity signage at Tenant’s sole cost on a prominent wall location depicted on Exhibit D attached hereto, stating Tenant’s name and/or logo of reasonable size (approximately 8’ wide x 21” tall), which shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed (provided Landlord’s approval shall not be required for any name or logo or signage consistent with that currently in the 12th floor reception room in the Existing Premises), and shall be deemed granted if Landlord does not provide a detailed reasonable disapproval within five (5) business days after receipt of written request. Notwithstanding anything to the contrary in the Lease, the last paragraph of Section 20.22.1(a) is hereby deleted, it being understood that Tenant’s rights to its monument signage shall not expire or terminate unless Tenant removes its existing installed signage from the monument and does not replace such signage by the date that is twenty-four (24) months after such removal (which outside date shall be extended for any Force Majeure Event).

Notwithstanding anything to the contrary in the Lease, all of Tenant’s signage rights may be exercised by Tenant or any Affiliate assignee or any Acceptable Assignee (defined below), subject to the remaining terms of the Lease, including, without limitation, the following paragraph. Additionally, notwithstanding anything to the contrary in the Lease, Tenant’s exercise of any of its signage rights (including, without limitation, the installation of the Building-Top Signage) shall not affect Tenant’s right to exercise Termination Option in the Lease.

Notwithstanding anything to the contrary in the Lease, Landlord hereby agrees that the Building-Top Signage shall be exclusive to Tenant and Landlord shall not allow any other party to have signage on the roof of the Building, or grant any building top sign right to any other party unless Tenant’s right to Building-Top Signage has terminated in accordance with the terms of the Lease. Tenant may place the Building-Top Signage on up to two (2) sides of the Building (i.e., up to 2 building-top signs), and Landlord shall not unreasonably withhold, condition or delay its approval for any request by Tenant to use a side(s) of the Building for the Building-Top Signage. provided that Landlord hereby approves installing the Building-Top Signage on the north and west sides of the Building (and subject to Landlord’s approval criteria for the Building-Top Signage as set forth in Section 20.22.1(b) of the Original Lease as amended by this Third Amendment). Notwithstanding anything to the contrary in the Lease, (a) all signage may contain name and logo (and, without limitation, may contain the name “Blackline” or “Blackline Systems”), and, other than the Building-Top Signage, to the extent set forth in the following clause (b), may be utilized by Tenant, any Affiliate assignee or sublessee, or any other permitted assignee or sublessee; and (b) the Building-Top Signage may only be used by Tenant, an Affiliate assignee, an Acceptable Assignee (as defined below) or an Acceptable Sublessee (as defined below). An “Acceptable Assignee” shall mean the following conditions shall be satisfied: (X) Landlord has consented to the assignment of the Lease to the assignee; (Y) the assignee’s proposed exterior signage satisfies all of Landlord’s reasonable signage criteria (as may be reasonably modified from time to time) and the terms and conditions as set forth in this paragraph to which the signage rights are subject, and (Z) in Landlord’s reasonable determination, the proposed exterior signage will identify a business that is consistent with the first class quality, character, and reputation of businesses at the Project with comparable exterior signage (and considering the substantial prominence of the Building-Top Signage), is consistent with the level of quality, character, and reputation of comparable prominent building top signage displayed at comparable first-class office projects in the Warner Center area, and would not denigrate the character, value or reputation of the Project, Landlord or tenants at the Project (which objectionable signage would include, but would not be limited to, discount merchandisers or companies engaged in businesses that are known to the public to appeal to prurient interests). An “Acceptable Sublessee” shall mean the following conditions shall be satisfied: (x) the applicable requirements in clauses (X), (Y) and (Z) in the definition of Acceptable Assignee shall be satisfied with respect to the subtenant’s signage; (y) the sublessee is an Affiliate of Tenant, or otherwise a permitted sublessee (provided such Affiliate sublessee or permitted sublessee, as applicable, leases and/or subleases in the Building a combined total of not less than 44,000 rentable square feet). Landlord and Tenant agree that Landlord may consent to the assignment of the Lease to a proposed assignee but withhold Landlord’s consent to allowing the same proposed assignee to display any Building-Top Signage at the Project and that such actions by Landlord, if in accordance with the conditions set forth herein, would be reasonable, and that Landlord may consent to a sublease to a proposed sublessee but withhold Landlord’s consent to allowing the same proposed sublessee to display any Building-Top Signage at the Project and that such actions by Landlord, if in accordance with the conditions set forth herein, would be reasonable.

The signage referenced herein shall be in addition, and without limitation, to the signage provided under the Lease. Furthermore, Tenant shall be entitled to install its panel as the top panel on Tenant’s existing monument sign at Tenant’s sole cost.

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Tenant acknowledges that if Tenant has not materially commenced the installation of the Building-Top Signage prior to the date that is the last calendar day of the twenty-fourth (24th) month after the later to occur of the Tenth Floor Expansion Premises Commencement Date or the Eleventh Floor Expansion Premises Commencement Date (provided that in the event Tenant has materially commenced the work to have the Building-Top Sign installed and is delayed only because of a delay caused by Landlord or any of the Landlord Parties, or a delay in receiving a required approval by any governmental authority having jurisdiction over the subject signage, then, upon notice of the same to Landlord, such deadline shall be extended day for day until such approval is granted (including, without limitation, any time period that the governmental authority has granted Tenant to modify its application or design) and the applicable delay ends), provided that Landlord delivers written notice to Tenant during the preceding calendar month that Tenant’s right to install the subject signage shall expire as of such date, then Tenant’s right to install the subject signage shall expire as of the date that is thirty (30) days after Tenant’s receipt of such written notice from Landlord after the later to occur of the twenty-fourth (24th) month after the later to occur of the Tenth Floor Expansion Premises Commencement Date or the Eleventh Floor Expansion Premises Commencement Date, and Tenant’s right to install said Building-Top Sign shall be null and void thereafter, if Tenant has not materially commenced the installation of the Building-Top Signage, provided that in the event Tenant has materially commenced the work to have the Building-Top Sign installed and is delayed only because of a delay caused by Landlord or any of the Landlord Parties, or a delay in receiving a required approval by any governmental authority having jurisdiction over the subject signage, then, upon notice of the same to Landlord, such deadline shall be extended day for day until such approval is granted (including, without limitation, any time period that the governmental authority has granted Tenant to modify its application or design) and the applicable delay ends. Notwithstanding anything to the contrary in the Lease, so long as Tenant is not in material default under the Lease after the expiration of any applicable notice and cure periods, and leases a combined total of at least than 44,000 rentable square feet in the Building, except as may be expressly set forth to the contrary in this paragraph, Tenant shall not lose its Building-Top Sign rights.

For the avoidance of doubt, no rent or other charge shall be due or payable to Landlord by Tenant for the installation of Tenant’s signage or the use of the locations where such signage is installed (provided that nothing herein shall limit Tenant’s obligations to pay all of the costs of signage as provided in Section 20.22.1 of the Original Lease or Tenant’s obligations to pay all costs of removal and restoration of any signage installed by Tenant).

11.8 Key Card Systems.

11.8. Exit Stairwell System. Tenant shall have the right, but not the obligation, to install a key card reader inside any or all of the interior exit stairwells on the tenth (10th), eleventh (11th) and twelfth (12th) floors (and any right of first offer space and right of first refusal space leased by Tenant and covering a full floor, if applicable) for entrance from the stairwell into the Existing Premises and the Expansion Premises (and any right of first offer space and right of first refusal space leased by Tenant and covering a full floor, if applicable), all at Tenant’s sole cost and expense.

11.8.2. Elevator Card Access System. As more particularly described in Section 9.7.2 of the First Amendment, for so long as Tenant or any Affiliate leases any full floors in the Building Landlord shall promptly, upon notice from Tenant and at Landlord’s sole cost and expense, (a) install Elevator Card Access System hardware in the two (2) cabs that do not currently have such hardware (and such system shall be comparable to that installed in the other two (2) cabs) and Landlord shall program and activate all four (4) Elevator Card Access Systems at Landlord’s sole cost for every such full floor leased by Tenant. The terms specified in Sections 9.7.2 and 9.7.3 of the First Amendment shall remain in full force and effect during the New Expansion Premises Term. The elevators shall be equipped with locking systems for each of 10th, 11th and 12th floors (and any other full floor leased by Tenant, if applicable), for Tenant’s exclusive use.

11.9 Expansion Premises Excess HVAC; Expansion Premises Supplemental HVAC. If Tenant requires Excess HVAC in the Expansion Premises Tenant shall make its request during Normal Business Hours via Landlord’s commercially reasonable system, which is currently administered by providing Excess HVAC access cards to the Tenant each with a user name and pass code, which users may call into a phone center which will prompt the caller

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to program their access to Excess HVAC. There shall be a one (1)-hour minimum charge for Excess HVAC when such Excess HVAC is ordered. Tenant’s request shall be deemed conclusive evidence of its willingness to pay the cost for excess HVAC pursuant to this Section 11.9. Notwithstanding anything to the contrary in the Lease or this Third Amendment, the cost for Excess HVAC for the Expansion Premises shall not exceed Landlord’s reasonable cost thereof, which shall only include the actual cost of utilities charged by the 3rd-party utility provider, plus a reasonable allowance for accelerated depreciation and additional maintenance for the Building HVAC systems as a result of the Excess HVAC used by Tenant in the Expansion Premises. Notwithstanding anything to the contrary in the Lease or this Third Amendment, in no event shall charges for Excess HVAC include an administrative, supervision or other like fee. As of the date of this Lease, Landlord’s cost for the Expansion Premises Excess HVAC (and the after-hours charge to Tenant for Excess HVAC) is $43.12per hour, for the tenth (10th) and eleventh (11th) floors, and $27.46 per hour for the twelfth (12t”) floor, subject to changes in Landlord’s actual costs for providing Excess HVAC (which shall be substantiated in writing to Tenant).

11.10 Internal Staircase. Subject to Landlord’s approval of the final Plans and Specifications (as defined in Exhibit B) (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right but not the obligation to construct an internal staircase connecting any full or partial floors leased by Tenant when such floors are immediately above or immediately below each other. If constructed, the staircase shall be subject to the terms of Section 7.1(c) of the Original Lease.

11.11 Roof Rights. Tenant’s rights pursuant to Article 26 of the Original Lease shall continue during the New Expansion Premises Term, provided that during such New Expansion Premises Term Tenant shall be permitted to install a total of up to three (3) Satellite Dishes and related Connecting Equipment on the roof of the Building without the payment of rent or other charge to Landlord. Section 26.10 of the original Lease is hereby deleted in its entirety. In addition, subject to Landlord’s prior approval of the plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed (and shall be deemed granted unless Landlord provides a detailed written reasonable disapproval thereof to Tenant within 5 business days after Landlord’s receipt of written request). Tenant shall be permitted to install supplemental HVAC units on the rooftop without the payment of rent (but Tenant shall bear all other costs of such supplemental HVAC units), subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) as to the plans and specifications therefor; failure of Landlord to reasonably disapprove such plans and specifications within five (5) business days after receipt thereof shall be deemed Landlord’s approval of such plans and specifications. It shall be reasonable for Landlord to withhold its approval to such supplemental HVAC units on the rooftop if such installation and/or operation of the supplemental HVAC will adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants.

12.	Base Year; Modification to Operating Expense Cap. The Base Year for the Expansion Premises shall be calendar year 2015 (“Expansion Premises Base Year”). Effective on January 1, 2018, the Base Year for the Existing Premises shall be calendar year 2018 (“Existing Premises Base Year”). Tenant shall have no obligation to pay Operating Expenses for the Expansion Premises beginning (a) for the Tenth Floor Expansion Premises, on the Tenth Floor Expansion Commencement Date and (b) for the Eleventh Floor Expansion Premises, on the Eleventh Floor Expansion Premises Commencement Date and continuing in each case for twelve full calendar months after the applicable Expansion Premises Commencement Date.

The Expense Cap under Section 4.2 of the Original Lease shall apply to the Expansion Premises (in addition to the Existing Premises) effective on the Initial Expansion Premises Commencement Date. Effective on the Initial Expansion Premises Commencement Date, and notwithstanding any contrary provision of the Lease, the Expense Cap shall be amended to mean five percent (5%) on a cumulative basis per calendar year for the entire Premises.

13.	Building Lobby Renovations. Landlord agrees to perform, at Landlord’s sole cost and expense (and not as part of Operating Expenses) cosmetic renovations to the Building lobby (to include, without limitation, removal and /or re-skinning of the pink marble present in the Building lobby) and elevator cabs in a professional, first class manner during calendar year 2015. Such renovations will be consistent with the Class A character of the Building. The work shall be performed by Landlord’s contractors at Landlord’s sole cost and expense (and not as part of Operating Expenses), in accordance with Landlord’s plans and specifications. For the avoidance of doubt, Tenant may, at Tenant’s sole option and cost, re-design and/or replace its signage in such lobby as a result of such lobby renovations.

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14.	Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Expansion Premises and the Existing Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

15.	Acceptance of Expansion Premises. Subject to the terms and conditions of this Third Amendment and the Lease (including, without limitation, Landlord’s covenants, representations and warranties), Tenant has made its own inspection of and inquiries regarding the Expansion Premises. Therefore, subject to the terms and conditions of this Third Amendment and the Lease (including, without limitation, Landlord’s covenants, representations and warranties), Tenant accepts the Expansion Premises in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Expansion Premises for the purposes intended by Tenant except as set forth in this Third Amendment or the Lease.

16.	Warranty of Authority. If Landlord or Tenant signs as a corporation or limited liability company or a partnership, each of the persons executing this Third Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Third Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

If either signatory hereto is a corporation, the person(s) executing on behalf of said entity shall affix the appropriate corporate seal to each area in the document where request therefor is noted, and the other party shall be entitled to conclusively presume that by doing so the entity for which said corporate seal has been affixed is attesting to and ratifying this Third Amendment.

17.	Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Third Amendment other than Douglas Emmett Management, LLC and CBRE, Inc. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Third Amendment.

18.	Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Third Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant.

19.	Governing Law. The provisions of this Third Amendment shall be governed by the laws of the State of California.

20.	Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

21.	Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Premises, as contemplated under this Third Amendment, until both Landlord and Tenant have executed and delivered this Third Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Third Amendment. The submission of this Third Amendment to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease the Expansion Premises, or otherwise create any interest by Tenant in the Expansion Premises or any other portion of the Building other than the original Existing Premises currently occupied by Tenant. Execution of this Third Amendment by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Third Amendment to Tenant.

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective the later of the date(s) written below.

LANDLORD:

DOUGLAS EMMETT 2008, LLC, a Delaware
limited liability company

By: Douglas Emmett Management, Inc.,
a Delaware corporation, its Manager

By:	/s/ Michael J. Means
Michael J. Means,
Senior Vice President

Dated:	6.26.2014

TENANT:

BLACKLINE SYSTEMS, INC., a California
corporation

By:	/s/ Therese Tucker
Name:	Therese Tucker
Title:	CEO
Dated:	6/25/14

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EXHIBIT A

EXPANSION PREMISES PLANS

[SEE ATTACHED]

A-1

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[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

[***] = CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

EXHIBIT B

IMPROVEMENT CONSTRUCTION AGREEMENT

CONSTRUCTION PERFORMED BY TENANT

Section 1. Tenant to Complete Construction. Tenant’s general contractor (“Contractor”) shall furnish and install within the Expansion Premises and the Existing Premises (it being expressly understood that Tenant may use the Allowance and Space Planning Allowance for either or both of the Expansion Premises and/or Existing Premises) those items of general construction (the “Improvements”), shown on the final Plans and Specifications approved by Landlord. The definition of “Improvements” shall include all costs associated with completing the Improvements in accordance with applicable law, including, without limitation, all code compliance within the Premises, and including but not limited to, space planning, design, architectural, and engineering fees, contracting, labor and material costs, municipal fees, plan check and permit costs, and document development and/or reproduction. The Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) building material manufacturer’s specifications and (iv) the Plans and Specifications.

All Tenant selections of finishes shall be indicated in the Plans and Specifications and shall be equal to or better than the minimum Building standards and specifications. Any work not shown in the Plans and Specifications or included in the Improvements such as, but not limited to, telephone service, furnishings, or cabinetry, for which Tenant contracts separately shall be subject to Landlord’s reasonable, non-discriminatory policies and shall be conducted in such a way as to not unreasonably hinder or delay the work of Improvements. Subject to Landlord’s approval of the final Plans and Specifications, Tenant shall have the right but not the obligation to construct an internal staircase connecting any full floors leased by Tenant. If constructed, the staircase(s) shall be subject to the terms of Section 7.1(c) of the Original Lease.

Tenant shall be entitled to install Meccho shades in the Premises as part of the Improvements.

Section 2. Tenant’s Payment of Costs. Subject to Landlord’s reimbursement as specified hereinbelow, Tenant shall bear any and all costs of the Improvements, and shall timely pay said costs directly to the Contractor. From time to time, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full for the work completed to-date.

In addition, Tenant shall reimburse Landlord for any and all of Landlord’s reasonable third party out of pocket costs not to exceed $1,000 actually incurred in reviewing Tenant’s Plans and Specifications or for any other “peer review” work associated with Landlord’s review of Tenant’s Plans and Specifications, including, without limitation, Landlord’s reasonable third party out of pocket costs actually incurred in engaging any third party engineers, contractors, consultants or design specialists. Landlord shall engage such third parties only if reasonably necessary and shall explain to Tenant in advance in reasonable detail the need to engage them prior to doing so. Landlord shall also provide a good faith estimate of the cost of such review, the name(s) of the proposed third-party to be engaged, and shall give Tenant a reasonable opportunity to respond and modify any plans. Landlord shall use commercially reasonable efforts to engage the most cost-competitive qualified third parties. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work, up to a maximum aggregate total of $1,000.

Section 3. Lien Waiver and Releases. If any liens arise against the Expansion Premises, the Existing Premises or the Building as a result of Tenant’s Improvements, Tenant shall, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Expansion Premises have been cleared of such liens, as required of Tenant under the Lease.

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EXHIBIT B (Continued)

Section 4. No Supervisory Fee. Notwithstanding anything to the contrary herein, Landlord and its affiliates shall not be entitled to a supervisory fee or administrative fee in connection with the Improvements, and, notwithstanding anything to the contrary in this Third Amendment or the Lease, Landlord shall not be entitled to any other fees or charges in connection with the Improvements except as may be otherwise expressly provided in this Exhibit B.

Section 5. Landlord’s Reimbursement of Tenant’s Costs.

5.1 Allowances. In accordance with the terms and procedures specified below, Landlord shall pay to Tenant an allowance, not to exceed the sum of $50.00 per square foot of Rentable Area within Expansion Premises for the Improvements to be constructed in the Expansion Premises and/or Existing Premises, at Tenant’s election (the “Expansion Premises Allowance”) and an additional allowance not to exceed the sum of $30.00 per square foot of Rentable Area within Existing Premises for the Improvements to be constructed in the Existing Premises and/or Expansion Premises, at Tenant’s election (the “Existing Premises Allowance” and when referred to collectively with the Expansion Premises Allowance, the “Allowance”). Without limiting the foregoing, the Allowance is hereby increased by an additional $65,500.00, provided that Tenant, as opposed to Landlord, shall be responsible for any applicable code compliance in the restrooms in the Premises (i.e., all restrooms on the 10th, 11th and 12th floors) in connection with the construction of the Improvements. Without limiting the preceding 2 sentences, in addition to the Allowance and not a part of the Allowance, Landlord shall reimburse Tenant an amount, not to exceed the sum of $0.15 per square foot of Rentable Area within Expansion Premises and Existing Premises, for architectural services and space planning (the “Space Planning Allowance”). Unused amounts of the Space Planning Allowance may be applied toward Improvements in the Expansion Premises and/or Existing Premises, at Tenant’s election. The Allowance and the Space Planning Allowance shall be available for disbursement to the Tenant commencing on the date of the mutual execution and delivery of this Third Amendment, through the date (the “Outside Allowance Date”) that is eighteen (18) months following the last to occur of the Tenth Floor Expansion Premises Commencement Date and the Eleventh Floor Expansion Premises Commencement Date, and thereafter Landlord shall have no obligation to disburse any portions of the Allowance or the Space Planning Allowance, provided, however, that if Tenant has complied with all of the conditions precedent required for disbursement of the Allowance and/or the Space Planning Allowance pursuant to this Exhibit B, prior to the Outside Allowance Date but Landlord has not yet disbursed such the amount requested then, subject to Tenant’s compliance with the terms and conditions of this Exhibit B, Tenant shall be entitled to such disbursement. Landlord shall deliver written notice to Tenant not later than thirty (30) days prior to the Outside Allowance Date if at such time there is a balance remaining in the amount of the Allowance or the Space Planning Allowance. The Outside Allowance Date shall be extended day for day for each day Landlord fails to give such notice, for each day of a Landlord Delay and each day of delay caused by Force Majeure.

5.2 Use of the Allowance.

5.2.1 Allowance Items. Except as otherwise set forth in this Exhibit B, the Allowance and Space Planning Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Allowance Items”):

5.2.1.1 Supplemental HVAC units and meters relating thereto, to the extent desired by Tenant;

5.2.1.2 The payment of plan check permit and license fees relating to construction of the Improvements and/or Tenant’s signage;

5.2.1.3 The costs of design and construction of the Improvements, including without limitation, all hard and soft costs, acquisition and installation costs, space planning costs, testing and inspection costs, installation of built-in work stations, floor loading reinforcement costs, hoisting and trash removal costs, and contractors’ fees and general conditions, provided that the Allowance or Space Planning Allowance may not be applied to the purchase of furniture or equipment or cabling or wiring or any other personal property, except as set forth below in Section 5.2.1.7. For the avoidance of doubt, the Allowance and Space Planning Allowance may be used by Tenant for either or both of the Existing Premises and/or the Expansion Premises;

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EXHIBIT B (Continued)

5.2.1.4 The cost of any changes in the base, shell and core when such changes are required solely by the Plans and Specifications, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

5.2.1.5 The cost of any changes to the Plans and Specifications or the Improvements required by all applicable building codes, subject to Landlord’s obligations under the Lease and this Third Amendment;

5.2.1.6 Payment of any fees and costs to approved “Tenant’s Agents,” as defined below in Section 6 (b); and

5.2.1.7 An amount (out of the Allowance and not in addition to the Allowance) not to exceed $5.00 per square foot of Rentable Area of the Expansion Premises and Existing Premises for the purchase and installation of furniture, fixtures and equipment to be used in the Premises.

5.2.2 Disbursement of the Allowance. During the design and construction of the Improvements, Tenant may request and Landlord shall make monthly disbursements of the Allowance and the Space Planning Allowance for the Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

5.2.2.1 Disbursements. Tenant may request monthly progress payments out of the Allowance in accordance with this Section 5.2.2.1. In connection with the foregoing, and not more than once each calendar month, Tenant shall deliver to Landlord: (i) a request for payment approved by Tenant detailing the work completed; (ii) invoices from the Contractor and its subcontractors and suppliers for labor rendered and materials delivered to the Expansion Premises and, if applicable, the Existing Premises; and (iii) conditional mechanic’s lien releases from all of Tenant’s Agents performing the Improvements for which the applicable payment is requested which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8138. Within thirty (30) days after Landlord has received all of the items in the foregoing clauses (i) through (iii), Landlord shall deliver a check to Tenant payable to Tenant, or, at Tenant’s sole election, a check payable jointly to Tenant and Contractor in payment of the lesser of: (A) the amounts so requested by Tenant, less an amount, to the extent not already reflected in Tenant’s request for payment as the retention provided for in the construction contract, equal to the lesser of (i) a ten percent (10%) retention, or (ii) the retention provided for in the construction contract approved by Landlord (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Allowance, not including the Final Retention. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

Tenant may request the entire amount of the Space Planning Allowance in one or more disbursements without retention and Landlord shall disburse the same within thirty (30) days after receipt of a paid invoice evidencing the architectural and space planning services paid for with respect to the Premises. The invoice shall be on the service provider’s customary invoice delivered to third parties for payment. At Tenant’s option, Landlord shall make payment of the Space Plan Allowance, or any portion thereof, directly to the service provider(s), in which event, Landlord shall pay the service provider(s) in question within such 30-day period and the invoices provided to Landlord as evidence of the costs will not be required to be previously paid by Tenant.

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EXHIBIT B (Continued)

5.2.2.2 Final Retention. Subject to the provisions of this Exhibit B, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8138, (ii) Landlord has reasonably determined that no substandard work exists which materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and (iii) Tenant delivers to Landlord a certificate from the Architect or Contractor, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Expansion Premises has been substantially completed.

5.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Allowance and Space Planning Allowance to the extent costs are incurred by Tenant for the Allowance Items.

5.3 Notwithstanding anything to the contrary in the Lease or this Third Amendment, Landlord agrees to pay, at its sole cost and expense, and not from the Allowance or the Space Planning Allowance, any increased costs in the performance of the Improvements (including, without limitation, increased costs in obtaining permits) to the extent resulting from any of the following (each, a “Landlord TI Event”): (a) the presence of Hazardous Materials (such as, by way of example, asbestos or mold), present in the Expansion Premises or Existing Premises (unless the presence of Hazardous Materials in the Existing Premises is caused by Tenant or any Tenant Party) or Building as of the Expansion Delivery Dates, or (b) violation of any applicable law or Code (provided that Tenant, as opposed to Landlord, shall be responsible for any applicable Code compliance in the restrooms in the Premises (i.e., all restrooms on the 10”, 11” and 12 floors) in connection with the construction of the Improvements), rule, regulation or ordinance existing in the Building or Expansion Premises (including, without limitation, the Americans With Disabilities Act and any like State of California requirements), as of the date of this Third Amendment, but, with respect to the Expansion Premises (as opposed to the Building, it being understood that Tenant shall not be responsible for any portion of the Building outside of the Premises), on an “as-is” and unoccupied basis, as of the date of this Third Amendment, excluding any of the Improvements to be constructed, or modifications to the Expansion Premises required by applicable law in connection with the installation of the Improvements to be constructed in the Expansion Premises by Tenant, such as but not limited to exiting modifications due to the configuration of the Expansion Premises as built out by Tenant or fire life safety requirements and improvements required by applicable law for the Expansion Premises, or (c) any construction or design defect in the Premises or Building that is known by Landlord as of the date hereof, but that would not be reasonably discoverable by Tenant or Tenant’s Agents upon a reasonable inspection or a licensed architect’s field inspection, and, based on the information known to Landlord as of the date hereof, would reasonably be expected to materially delay or increase the cost (or change the scope) of the performance of the Improvements. The Contractor shall perform, at Landlord’s sole cost and expense (and not from the Allowance or the Space Planning Allowance), provided such costs shall be commercially reasonable, all reasonable work to the extent reasonably necessary relating to each Landlord TI Event affecting the Improvements (or any portion thereof (subject to Landlord’s prior review of the written plans and written bids therefor in reasonable detail), and Landlord shall timely and promptly pay the Contractor directly for such work within thirty (30) days after invoicing. Without limiting the foregoing, to the extent that, at any time during the Term, the Improvements (or any other alterations or improvements) or governmental requirements require the alteration or removal of any shaft above the ceiling vent (unless such shaft is installed by Tenant), or such alteration or removal is otherwise required, then Landlord’s contractor shall, at Landlord’s sole cost and expense, alter or remove the shaft (together with all related restoration, repair and other work, such as, by way of example, removing the shaft from the Building in its entirety, if necessary, and restoring the other floors in the Building as a result thereof) to the extent reasonably required to accommodate the installation of the Improvements (or any other alterations or improvements) without delaying Tenant’s construction thereof.

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EXHIBIT B (Continued)

Section 6. Section 6. Retention of Professionals; Pre-Construction Requirements and Approvals. Prior to Tenant or Contractor commencing any work:

a)	Tenant shall retain an architect/space planner, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed (the “Architect”), and which approval shall be deemed granted unless Landlord provides a reasonable disapproval prior to the third (3rd) business day after receipt by Landlord of Tenant’s proposed Architect. Notwithstanding anything to the contrary herein, Tenant may, at Tenant’s sole option, and without the need for approval by Landlord, use DLR Group as the Architect (including, without limitation, for MEP and structural design. The Architect shall prepare the Space Plan. The Architect shall prepare the Space Plan.

b)	Contractor, and its subcontractors and suppliers, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall deliver to Landlord notice of its proposed Contractor not later than ten (10) business days after the mutual execution of this Third Amendment, and Landlord shall approve or reject the same within three (3) business days after the receipt of notice of Tenant’s proposed Contractor provided that such approval shall be deemed granted unless Landlord provides a reasonable disapproval prior to the third (3rd) business day after the receipt of notice of Tenant’s proposed Contractor. Tenant shall cause Contractor to execute and deliver to Landlord the Agreement By Contractor of Indemnification/Hold Harmless of Landlord attached to this Exhibit B as Schedule 1. Notwithstanding anything to the contrary herein, Tenant may, at Tenant’s sole option, and without the need for approval by Landlord, use Sierra Pacific Constructors as the Contractor, and/or DLR Group for mechanical, electrical and plumbing, and/or for any structural, work. Contractor shall provide Landlord with a true, complete and correct copy of the construction contract between Contractor and Tenant. So long as the same are reasonably cost competitive, Contractor shall use Landlord’s preferred fire-life safety and heating, venting, air-conditioning subcontractors for such work. All subcontractors, laborers, materialmen, and suppliers, and the Contractor, Architect and Engineers shall be known collectively as “Tenant’s Agents”. During completion of the Improvements, Tenant and Tenant’s Agents shall use commercially reasonable efforts avoid creating disputes or conflicts between any labor personnel hired by Tenant or Tenant’s Agents and unionized workforce or trades engaged in performing other work, labor or services in or about the Building or in the vicinity. If any dispute or conflict occurs, Tenant, upon demand by Landlord, shall use commercially reasonable efforts to attempt to resolve such dispute or conflict. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Expansion Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of the Improvements and any other improvements, fixtures and/or equipment in, on, upon or about the Expansion Premises. Notwithstanding the foregoing or anything to the contrary in this Third Amendment or the Lease, Tenant shall have no obligation whatsoever to use union labor (or any other labor subject to a collective bargaining agreement).

c)

All Plans and Specifications shall be subject to Landlord’s reasonable prior approval, which approval shall not be unreasonably withheld or delayed and shall be deemed granted if Landlord does not reasonably disapprove the Plans and Specifications within five (5) business days of receipt of such Plans and Specifications from Tenant. Notwithstanding anything contained in this Exhibit B to the contrary, and without limiting Landlord’s reasonable discretion to withhold its approval hereunder, it shall be deemed reasonable for Landlord to deny its consent to any aspect of the Plans and Specifications that (i) adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants, (ii) would violate any applicable governmental laws, rules or ordinances; (iii) would require any changes that adversely impact the base, shell and core of the Building, and/or (iv) are materially inconsistent with the standards of first class office buildings in the vicinity of the Building, as reasonably determined by Landlord and the Contractor. Landlord shall provide a written statement of any disapproval of any Plans and Specifications stating the reasonable reasons for Landlord’s disapproval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and Specifications as set forth in this Section 6, shall be for its

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EXHIBIT B (Continued)

sole purpose and shall not imply Landlord’s approval of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Plans and Specifications are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Tenant agrees that Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Plans and Specifications, except to the extent Landlord delivered to Tenant or any of Tenant’s Agents incorrect base building plans or other written information regarding the Building and such incorrect base building plans or written information caused such errors or omissions. After the mutual execution and delivery of this Third Amendment by Landlord and Tenant, Tenant shall promptly cause the Architect to complete the architectural and engineering drawings for the Expansion Premises and, if applicable, the Existing Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Plans and Specifications”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted unless Landlord provides a written reasonable disapproval thereof to Tenant within five (5) business days after Landlord’s receipt of the Plans and Specifications. Tenant shall supply Landlord with two (2) copies certified by the Architect of such Plans and Specifications. If reasonably and timely requested by Landlord, Tenant shall revise the Plans and Specifications in accordance with such review and any reasonable disapproval of Landlord timely provided by Landlord to Tenant in connection therewith. The Plans and Specifications must be approved (which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall be deemed granted as set forth herein) by Landlord prior to the commencement of construction of the Expansion Premises by Tenant. Concurrently with Tenant’s submittal of the Plans and Specifications to Landlord for its approval hereunder, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (provided that such submission shall be at Tenant’s sole risk and shall not alter or modify Landlord’s right to reasonably approve the Plans and Specifications in accordance with the terms hereof). Tenant hereby agrees that, subject to the terms and conditions of this Exhibit B, neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or their substantial equivalent) for the Expansion Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy at no material cost to Landlord. No material changes, modifications or alterations in the Plans and Specifications may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed and shall be deemed granted unless Landlord delivers a written reasonable disapproval thereof to Tenant within five (5) business days following submission by Tenant.

d)	Prior to the commencement of the construction of the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract with Contractor. Notwithstanding anything to the contrary herein, Landlord and its affiliates shall not be entitled to a supervisory fee or administrative fee in connection with the Improvements, and, notwithstanding anything to the contrary in this Third Amendment or the Lease, Landlord shall not be entitled to any other fees or charges in connection with the Improvements except as may be otherwise expressly provided in this Exhibit B.

e)	Contractor shall submit to Landlord verification of public liability and workmen’s compensation insurance as reasonably required by Landlord’s Building manager (which requirements shall be delivered to Tenant in writing on or before this Third Amendment is fully executed).

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EXHIBIT B (Continued)

f)	Landlord and Tenant agree that if the Improvements are actually constructed by Tenant’s Contractor at a cost which is less than the Allowance or Space Planning Allowance there shall be no monetary adjustment between Landlord and Tenant or offset against Rent or other sums owed by Tenant to Landlord under the Lease and the entire cost savings shall be retained by Landlord and relinquished by Tenant.

Section 7. Landlord’s Administration of Construction. Tenant’s Contractor and its subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision; provided, however, notwithstanding anything to the contrary herein, no supervision or administrative or other fees or charges shall be charged by Landlord or any affiliate of Landlord. Landlord shall provide the Contractor and its subcontractors free parking in the Building parking facility and reasonable access to the Building, the Building parking facilities, the Existing Premises and the Expansion Premises twenty-four (24) hours per day, seven (7) days per week, provided that Tenant and its contractors schedule such access in advance as may be reasonably requested by the Building’s property manager, so as to timely complete the Improvements; reasonable use of the freight elevators and loading docks for the movement of Contractor’s and its subcontractor’s materials and laborers free of charge. Landlord shall not charge Tenant for Contractor’s and subcontractors’ parking, elevator use, utilities or HVAC during construction of the Improvements and while such Contractor and subcontractors are performing the Improvements. Tenant’s subcontractors shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s subcontractors of any changes which are necessary thereto, and Tenant’s subcontractors shall substantially adhere to such corrected schedule. Tenant shall, at no cost or expense to Tenant, abide by all reasonable, nondiscriminatory rules made by Landlord’s Building manager with respect to the storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Exhibit B. From time to time during the construction of the Improvements Tenant shall, promptly upon reasonable request from Landlord, provide reasonable progress reports to Landlord regarding the progress of the preparation of plans and specifications and the construction of the Improvements. In addition, Landlord shall have the right to inquire of Tenant from time to time regarding meetings to be held between Tenant, the Architect and the Contractor, and shall have the right to attend any such meetings. Further, Landlord shall have the right to require Tenant, Architect and the Contractor to meet with Landlord to discuss the progress of the preparation of plans and specifications and the construction of the Improvements, as reasonably deemed necessary by Landlord.

Section 8. Fixed Date for Expansion Premises Commencement Dates. Tenant acknowledges and agrees that whether or not Tenant has completed construction of the Improvements, the Expansion Premises Commencement Dates shall be as set forth in Section 5 of the Third Amendment as extended day for day for each day Landlord fails to give the notice described in Section 5 and for each day of a Landlord Delay and each day of delay caused by Force Majeure.

Section 9. Compliance with Construction Policies. During construction of the Improvements, Tenant’s Contractor shall adhere to the Construction Policies specified hereinbelow, which represent Landlord’s minimum requirements for completion of the Improvements.

CONSTRUCTION POLICIES

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

Section 10. Administration.

a)	Contractors to notify Building Office prior to starting any work. No exceptions. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

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EXHIBIT B (Continued)

b)	The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)	Contractor will make sure that at least one set of drawings will have the Building Manager’s initials approving the plans and a copy delivered to the Building Office.

d)	As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)	The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)	A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

ii)	An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f)	All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g)	The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building’s trash compactors and/or dumpsters to be used by the general contractor’s clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h)	Contractors will include in their proposals all costs to include: additional security (if required), restoration of carpets, etc.

i)	Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager.

Section 11. Building Facilities Coordination.

a)	All deliveries of material will be made through the parking lot entrance.

b)	Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)	Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

Section 12. Housekeeping.

a)	Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)	All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

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EXHIBIT B (Continued)

i)	Mylar — Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)	Masonite —1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)	Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d)	Food and related lunch debris are not to be left in the suite under construction.

e)	All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

Section 13. Construction Requirements.

a)	All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with the Building Manager is required.

b)	Electric panel schedules must be brought up to date identifying all new circuits added.

c)	All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

d)	All electrical and phone closets being used must have panels replaced and doors shut at the end of each day’s work. Any electrical closet that is opened with the panel exposed must have a work person present.

e)	All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)	Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)	All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM—6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)	All core drilling is not to be done during normal working hours (7:30 AM—6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i)	All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

i)	A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

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EXHIBIT B (Continued)

ii)	A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)	The Building Engineer will inspect the construction on a periodic basis as well.

j)	All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor and not remedied within the notice and cure periods set forth in the Lease during the course of construction and not remedied within the notice and cure periods set forth in the Lease, shall be deducted from Tenant’s Security Deposit, as may be permitted under the terms and conditions of Section 3.7 of the Lease.

LANDLORD:	TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware	BLACKLINE SYSTEMS, INC., a California
limited liability company	corporation

By: Douglas Emmett Management, Inc., a	By: /s/ Therese Tucker
Delaware corporation, its Manager
Name: Therese Tucker

By: /s/ Michael J. Means
Michael J. Means	Title: CEO
Senior Vice President

Dated: 6.26.2014	Dated: 6/25/14

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Agreement By Contractor of Indemnification/Hold Harmless of Landlord

(“Agreement”)

Owner:

Douglas Emmett                     LLC

do Douglas Emmett Management, LLC

Director of Property Management 808

Wilshire Boulevard, Suite 200

Santa Monica, California 90401

Contractor:

Re:                                                   (the “Real Property”)

The undersigned (referred to herein as “Contractor”) has been engaged by                                      (“Tenant”) to perform work (the “Work”) in or on the above referenced Real Property, which is owned by Douglas Emmett             , LLC, a Delaware limited liability company (“Owner”), and managed by Owner’s duly authorized agent, Douglas Emmett Management, LLC, a Delaware limited liability company (“Manager”). Contractor acknowledges and agrees that Contractor has reviewed and shall comply with the “Construction Policies” that are a part of the [Tenant Work Letter] attached as Exhibit             to the Lease. Contractor also agrees that Contractor shall, and shall cause its subcontractors, agents and employees to (a) perform the Work and enter and exit the Real Property, elevators, and parking facilities in a manner that will not disturb any other tenants, subtenants or other occupants of the Real Property or any of their employees, officers or invitees; (b) engage in any demolition, anchoring of walls or supports, drilling, or conduct any other aspect of planning or construction or operate any equipment in Tenant’s premises or any other part of the Real Property that may cause excessive noise, dust, vibrations or odors only during such hours as approved in writing in advance by Owner or Manager and only in the manner prescribed in writing by Owner or Manager; (c) comply with the Construction Policies or any written guidelines or instructions delivered to Contractor from Owner or Manager regarding performance of the Work; and (d) comply with applicable laws. Contractor understands and agrees that, prior to Contractor commencing the Work, Owner requires Contractor to provide the Landlord Parties (as hereinafter defined) with certain protections and that such protections are a material inducement to Owner’s consent to allowing Contractor to perform the Work at the Real Property. Accordingly, Contractor hereby agrees to and/or shall comply with the following:

1.

Contractor shall indemnify and hold harmless Owner and Manager and their respective affiliates, members, interest holders, managing members, officers, directors, partners, employees, agents, predecessors, successors and assigns (hereinafter collectively referred to as “Landlord Parties” and individually a “Landlord Party”) from and against all liabilities, claims, damages, losses, liens, causes of actions, judgments, costs and expenses, of whatever kind or nature, including without limitation, bodily injury or death (whether or not those injured or deceased are performing work under this Agreement or are affiliated with the parties hereto), property damage, costs of litigation (including, without limitation, actual attorneys’ fees and costs) (collectively, “Claims”) arising out of or resulting from (1) the failure of Contractor or any of its subcontractors, employees or agents to comply with the requirements set forth in clauses (a), (b), (c) or (d) above; or any other obligation of Contractor under this Agreement, (2) the negligent acts or omissions of Contractor, its owners, agents, servants, employees, or subcontractors, or (3) the Work performed by

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Contractor. This indemnification obligation shall not be limited in any way by any limitation on the amount or types of damages, compensation, or benefits payable by or for Contractor or its subcontractors under workers compensation or disability laws. Contractor’s duty to indemnify shall include and extend to (i) situations in which Contractor has been negligent in the screening, hiring and training of its employees, contractors and subcontractors, said negligence of which causes liability in which any Landlord Party is alleged to be responsible for any Claims arising out of such negligent screening, hiring or training; and (ii) Claims for labor performed, equipment, tools, supplies or materials used or furnished in the performance of Contractor’s services, including any costs and expenses incurred in the defense of such Claims and any damages to any Landlord Party resulting from such Claims.

2.	Contractor agrees after written demand to immediately cause the effect of any suit or lien to be removed from the Real Property and in the event Contractor shall fail to do so, Owner is authorized to use whatever means in its discretion it may deem appropriate to cause said lien or suit to be removed or dismissed and the costs thereof, together with attorneys’ fees shall be immediately due and payable by Contractor to Owner. In the event a suit is brought against any Landlord Party or if any Landlord Party is named as a defendant in any suit against Contractor or Tenant, Contractor shall, at the option of Owner in Owner’s sole discretion, defend the Landlord Parties with counsel selected by Contractor and acceptable to Owner, in Owner’s reasonable discretion. Contractor shall pay any and all costs and expenses in connection therewith as well as all additional costs and expenses incurred in such suit, including without limitation, professional fees such as expert fees, and/or appraisers’ and accountants’ fees, and will pay and satisfy any such claim, lien, or judgment as may be established by the decision of the court in such suit. Contractor may litigate any such lien or suit provided Contractor causes the effect thereof to be removed from the Real Property promptly in advance.

3.	Contractor shall promptly pay all indebtedness incurred in Contractor’s performance of the Work. Should any lien or charge attach to the Real Property by reason of Contractor’s failure to pay such indebtedness, Contractor shall promptly procure the release of any such lien or charge and shall indemnify, defend (with counsel reasonably approved by Owner) and hold the Landlord Parties harmless from all loss, cost damage or expense incidental thereto.

4.	If at any time there should be evidence of any lien or claim for which Owner or Manager is or might become liable, or for which the Real Property is, or might become subject to and which is chargeable to Contractor or any of its subcontractors, after allowing Contractor thirty (30) days to remove such lien, Owner or Manager shall have the right to retain out of any amounts due Contractor (as in for example, disbursements of any tenant improvement allowance), which shall be above and beyond any retention amounts, an amount sufficient to clear the lien or claim and completely indemnify the Landlord Parties against such lien or claim along with all associated costs, which shall in no way serve as an election of remedies by Owner or Manager. Contractor may obtain possession of the retained amount, provided that Contractor (a) posts a bond or other security in an amount sufficient to fully indemnify the Landlord Parties against the lien or claim, and (b) obtains Owner or Manager’s approval as to the adequacy and quality of the bond or security, which Owner or Manager shall not unreasonable withhold. The cost of any such bond shall be borne by Contractor.

5.	Contractor shall not take and is not authorized to take any action in the name of or otherwise on behalf of Owner or Manager which would violate any applicable law. If Contractor knowingly performs any Work or engages in any other activities contrary to applicable law, Contractor shall bear any and all additional costs resulting therefrom, including, but not limited to, the costs of correcting the Work or repairing the Real Property to comply with such law and the cost of fully indemnifying the Landlord Parties from all violations.

6.	Contractor shall immediately cause all Landlord Parties to be released from any liability or penalty which may be imposed on Contractor, its employees, agents or subcontractors by reason of any alleged violation or violations of applicable law by Contractor in performance of the Work.

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7.	Contractor waives any right to consequential, special or indirect damages or loss of anticipated profits, except for acts of gross negligence or intentional misconduct by Owner or Manager. Notwithstanding anything else contained herein to the contrary, Contractor shall look solely to Owner’s interest in the Real Property and any proceeds from a sale of the Real Property that actually remain undistributed, for satisfaction of any liabilities or obligations of Owner under this Agreement. No Landlord Party shall be personally liable for any such liabilities or obligations whatsoever.

8.	If litigation is instituted between Owner and Contractor, the cause for which arises out of or in relation to this Agreement, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys’ fees from the non-prevailing party as the same may be awarded by the court.

It is expressly understood and agreed that the foregoing provisions shall survive the termination or expiration of any agreement between Contractor and Tenant.

ALL OF THE ABOVE TERMS ARE AGREED TO AND ACKNOWLEDGED BY:

Signature	Company Name

Title	Street Address

Date	City, State, Zip

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EXHIBIT C

TEMPORARY SPACE

DEMOLITION PLAN

[ATTACHED]

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Warner Corporate Center

21300 Victory Boulevard,

Woodland Hills, California 91367

Suites 600/630/690 10,323 RSF Contiguous

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EXHIBIT D

BASE BUILDING DEFINITION

The Base, Shell and Core of each floor of the Premises shall be structurally sound and in good working order. To the extent there is any conflict between the terms of this Base, Shell and Core definition and the terms of the Lease, as amended, the terms of the Lease, as amended, shall govern.

1.	Men’s and Women’s restrooms to be provided on each floor of the Premises, subject to the terms of the Lease.

2. Landlord to provide all required step down transformers and panel boards within the Building’s electrical closets for distribution of the power requirement set forth in the Lease. Tenant, at its own cost and expense shall have the right to install additional electrical power capacity of electrical power capacity (including panels and transformers), if needed, subject to Landlord’s prior review and written approval of the plans and specifications for the same;

3.	Adequate capacity for Code required egress lighting and exit lighting.

4. The Building’s main duct loop(s) to be properly insulated with aluminum foil facing, with return air and smoke and fire dampers as required by Code.

5.	The noise levels within the Premises shall not exceed NC 35.

6. Landlord to provide sprinkler protection consisting of mains, laterals and uprights installed, at a minimum, in numbers according to Code for unoccupied space.

7. Building fire protection and fire/life safety alarm and communication system installed according to Code as of the date the Building was certified for occupancy.

8. Life safety infrastructure including panels and power sources. Landlord to provide adequate electrical capacity within the Building’s fire alarm system to provide for Tenant’s fire life safety requirements on each floor of the Premises, subject to Landlord’s review of Tenant’s Plans and Specifications.

9.	All hazardous materials removed in compliance with Code.

10.	Illuminated exit signage at stairwells and as required for unoccupied premises.

11. All exterior windows (including, without limitation, all panels) in the Expansion Premises, and all window coverings and treatments for such windows in the Expansion Premises, shall be delivered in good condition and working order.

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EXHIBIT E

LOBBY SIGNAGE

[ATTACHED]

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